Exhibit 3

EXHIBIT E

JPMorgan Chase Bank, National Association

383 Madison Avenue

New York, New York 10179

May 31, 2023

MJH Partners III LLC

404 Washington Ave, PH 810

Miami Beach, FL 33139

Re:	Master Confirmation: Delayed Draw Variable Share Forward Transactions

The purpose of this communication (this “Master Confirmation”) is to set forth certain terms and conditions of one or more share forward transactions (each, a “Transaction”) that may be entered into from time to time among MJH Partners III LLC, a limited liability company formed under the laws of the State of Delaware (“Counterparty”), JPMorgan Chase Bank, National Association (“JPMorgan”), and JPMorgan Chase Bank, National Association, as collateral agent (the “Collateral Agent”). This Master Confirmation, taken alone, is neither a commitment by either party to enter into any Transaction nor evidence of a Transaction. Each such Transaction entered into between JPMorgan and Counterparty that is subject to this Master Confirmation shall be evidenced by (i) a supplemental confirmation substantially in the form of Exhibit A hereto (a “Supplemental Confirmation”) and (ii) if applicable, a trade notification substantially in the form of Exhibit B hereto (a “Trade Notification”), each with such modifications as to which the parties mutually agree. This Master Confirmation, each Supplemental Confirmation and any related Trade Notification together shall constitute a “Confirmation” as referred to in the Agreement specified below and evidence a complete binding agreement among JPMorgan, Counterparty and the Collateral Agent as to the subject matter and terms of each Transaction to which this Master Confirmation, such Supplemental Confirmation and any such Trade Notification relate and supersede all prior or contemporaneous written or oral communications with respect thereto.

This Master Confirmation, each Supplemental Confirmation and any related Trade Notification shall supplement, form a part of, and be subject to an agreement in the form of the ISDA 2002 Master Agreement (the “Agreement”) as if JPMorgan and Counterparty had executed the Agreement on the date of this Master Confirmation (without any Schedule but with the elections and amendments set forth in this Master Confirmation). For the avoidance of doubt, the Transactions under this Master Confirmation shall be the only transactions under the Agreement and shall not be subject to any other (existing or deemed) agreement to which JPMorgan and Counterparty are parties.

The definitions contained in the 2006 ISDA Definitions (the “2006 Definitions”) and the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions” and, together with the 2006 Definitions, the “Definitions”), as each is published by the International Swaps and Derivatives Association, Inc., are incorporated into this Master Confirmation.

If, in relation to any Transaction to which this Master Confirmation, a Supplemental Confirmation and any related Trade Notification relate, there is any inconsistency between the Agreement, this Master Confirmation, such Supplemental Confirmation, any such Trade Notification and the Definitions, the following shall prevail for purposes of such Transaction in the order of precedence indicated: (i) any such Trade Notification, (ii) such Supplemental Confirmation, (iii) this Master Confirmation, (iv) the Equity Definitions, (v) the 2006 Definitions and (vi) the Agreement.

For the purposes of the Equity Definitions, each Transaction is a Share Forward Transaction and, notwithstanding anything to the contrary, JPMorgan and Counterparty acknowledge and agree that for U.S. Federal income tax purposes, each Component (as defined below) of each Transaction shall constitute a single, indivisible financial instrument and neither JPMorgan nor Counterparty will take any action that would be inconsistent with such treatment for U.S. Federal income tax purposes.

1.  Set forth below are the general terms and conditions that, together with the terms and conditions set forth in the Supplemental Confirmation and any related Trade Notification (in respect of the related Transaction), shall govern the relevant Transaction:

General Terms:

Trade Date:	For each Transaction, as specified in the related Supplemental Confirmation.

Seller:	Counterparty.

Buyer:	JPMorgan.

Shares:	The common stock, par value USD 0.00001 per share, of Issuer (Exchange Symbol: “APO”).

Issuer:	Apollo Global Management, Inc.

Components:	Each Transaction will be divided into a number of individual Components equal to the Number of Components for such Transaction, each with the terms set forth in this Master Confirmation, the related Supplemental Confirmation and any related Trade Notification, and, in particular, with the Number of Shares and Scheduled Valuation Date set forth in the related Supplemental Confirmation and any related Trade Notification. The payments and deliveries to be made upon settlement of each Transaction will be determined separately for each Component as if each Component were a separate Transaction under the Agreement.

Number of Components:	For each Transaction, as specified in the related Supplemental Confirmation.

Initial Share Price:	For each Transaction with an Initial Hedging Period, the volume-weighted average price per Share at which JPMorgan (or any of its affiliates) establishes its commercially reasonable initial hedge of the equity price risk undertaken by JPMorgan with respect to such Transaction by selling Shares in transactions conforming to the volume and manner-of-sale conditions described in Rule 144(e), (f) and (g) under the Securities Act of 1933, as amended (the “Securities Act”), in amounts and at times determined by JPMorgan (or an affiliate of JPMorgan) in its good faith, commercially reasonable discretion and pursuant to such commercially reasonable instructions or parameters (e.g., limit prices) as Counterparty may notify JPMorgan from time to time (and JPMorgan will use good faith efforts to comply with any such instructions or parameters, subject to market conditions, and subject to applicable legal, regulatory or self-regulatory requirements or related policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by JPMorgan, but so long as such policies and procedures are related to legal, regulatory or self-regulatory issues and are generally applicable in similar situations and applied to similar transactions in a non-discriminatory manner)), and as set forth in the related Trade Notification. The number of Shares comprising JPMorgan’s initial hedge is referred to herein as the “Initial Hedge Position”.

For each Transaction without an Initial Hedging Period, the price per Share as set forth in the related Supplemental Confirmation.

Initial Hedging Period:	For each Transaction with an Initial Hedging Period, the period commencing on the Initial Hedging Period Start Date and ending on the earlier of the Scheduled Trading Day on which JPMorgan (or any of its affiliates) finishes establishing the Initial Hedge Position and the Cutoff Date (such earlier date, the “Hedge Completion Date”). JPMorgan shall use commercially reasonable efforts to finish establishing its Initial Hedge Position in respect of each Transaction prior to the Cutoff Date, subject to the effect of any instructions or parameters of Counterparty. If JPMorgan (or any of its affiliates) does not finish establishing JPMorgan’s Initial Hedge Positions in respect of such Transaction by the close of regular trading session on the Exchange on the Cutoff Date, JPMorgan shall notify Counterparty in the Trade Notification that the Number of Transaction Shares shall be reduced to such number as the number of Shares for which JPMorgan (or any of its affiliates) has established its Initial Hedge Position in respect of such Transaction. Promptly following the Hedge Completion Date (x) JPMorgan shall deliver the Trade Notification to Counterparty and (y) for the avoidance of doubt, if the Number of Transaction Shares has been so reduced as set forth in the immediately preceding sentence, upon a request by Counterparty pursuant to Section 3(d)(iv) of this Master Confirmation, JPMorgan shall return to Counterparty, pursuant to such instructions as Counterparty shall provide, a number of Shares previously delivered as Collateral in respect of such Transaction equal to the excess of the aggregate number of Shares delivered as Collateral in respect of such Transaction over the Number of Transaction Shares as so reduced.

For each Transaction without an Initial Hedging Period, not applicable.

Initial Hedging Period Start Date:	For each Transaction with an Initial Hedging Period, as specified in the related Supplemental Confirmation.

Cutoff Date:	For each Transaction with an Initial Hedging Period, as specified in the related Supplemental Confirmation or such other date as may be agreed by the parties from time to time.

Number of Transaction Shares:	With respect to each Transaction, as specified in the related Supplemental Confirmation and any Trade Notification.

Number of Shares:	With respect to each Component of a Transaction, the Number of Transaction Shares divided by the Number of Components (rounded using a rounding convention determined by the Calculation Agent in its good faith, commercially reasonable discretion, with any remainder allocated to the final Component of such Transaction), as specified in the related Supplemental Confirmation and any Trade Notification.

Prepayment:	Applicable.

Counterparty’s Option to
Receive Component
Prepayment Amounts:	With respect to any Unfunded Component of a Transaction, Counterparty may, upon no less than three and no more than ten Scheduled Trading Days’ prior written notice to JPMorgan by delivery of a request in the form of Exhibit D hereto (a “Prepayment Request”), designate such Component and a Currency Business Day (each, a “Component Prepayment Date”) during the Funding Period for such Transaction to receive from JPMorgan an amount equal to the Component Prepayment Amount for such Component on such Component Prepayment Date. For the avoidance of doubt, (i) Component Prepayment Amounts may only be requested, and paid, in whole and not in part with respect to any Component, (ii) any Prepayment Request may identify more than one Component with respect to which a Component Prepayment Date is being designated, and may specify different Component Prepayment Date(s) for any such Components (it being understood that each such Component Prepayment Date shall be no less than 3 Scheduled Trading Days following or more than 10 Scheduled Trading Days following the date the relevant Prepayment Request is delivered), and (iii) Counterparty may not repay any Component Prepayment Amount other than in connection with Cash Settlement or Pre-Settlement as described below.

Promptly following JPMorgan’s receipt of a Prepayment Request, JPMorgan shall deliver to Counterparty an acknowledgement of such Prepayment Request in the form of Exhibit E hereto. JPMorgan shall pay Counterparty the Component Prepayment Amount with respect to any Component on the related Component Prepayment Date.

Funding Period:	For each Transaction, the period from and including the Initial Prepayment Date with respect to such Transaction to but excluding the Final Prepayment Date with respect to such Transaction.

Initial Prepayment Date:	For each Transaction with an Initial Hedging Period, the second Clearance System Business Day following the Hedge Completion Date and as specified in the related Trade Notification (or, if such date is not a Currency Business Day, the next following Currency Business Day). For each Transaction without an Initial Hedging Period, the second Clearance System Business Day following the Trade Date and as specified in the related Supplemental Confirmation (or, if such date is not a Currency Business Day, the next following Currency Business Day).

Final Prepayment Date:	For each Transaction, the 10th Scheduled Trading Day prior to the Scheduled Valuation Date for the Component with the earliest Scheduled Valuation Date and as specified in the related Supplemental Confirmation or Trade Notification, as applicable.

Component Prepayment Amount:	For any Component Prepayment Date for any Component, the Present Value of the Component Forward Amount for such Component as of such Component Prepayment Date.

Present Value:	The Present Value of the Component Forward Amount of any Component on any Component Prepayment Date shall be the present value as of such Component Prepayment Date of a payment of such Component Forward Amount on the Future Value Date for such Component, determined by the Calculation Agent using a discount rate equal to the rate that the relevant trading desk or business group of JPMorgan would be charged to fund a similar transaction (and, if relevant, facing similarly situated counterparties), as determined by JPMorgan acting in good faith and in a commercially reasonable manner, as of the date of the Counterparty’s Prepayment Request; assuming a tenor of the period of time from and including the related Component Prepayment Date to but excluding the Future Value Date for such Component. Upon reasonable request by Counterparty, JPMorgan shall provide a written explanation describing, in reasonable detail, its methodology for the determination of the discount rate used in the calculation of the Present Value for each Component, it being understood that JPMorgan shall not be obligated to disclose any proprietary or confidential models or proprietary or confidential information used by it for such determination.

Future Value Date:	For each Component of a Transaction, the date that is one Settlement Cycle following the Scheduled Valuation Date for such Component (or, if such date is not a Currency Business Day, the next following Currency Business Day).

Component Forward Amount:	For each Component of any Transaction, as specified in the Supplemental Confirmation or Trade Notification, as the case may be, to be equal to the product of the Number of Shares for such Component and the Forward Floor Price.

Funded Component:	For any Transaction, and at any time, each Component for which a Component Prepayment Amount has been paid to Counterparty by JPMorgan on or prior to such time.

Unfunded Component:	For any Transaction, and at any time, each Component of such Transaction that is not a Funded Component at such time.

Variable Obligation:	Applicable.

Forward Floor Price:	For each Transaction, the product of the Forward Floor Percentage and the Initial Share Price, as specified in (i) the related Trade Notification, for each Transaction with an Initial Hedging Period, and (ii) in the related Supplemental Confirmation, for each Transaction without an Initial Hedging Period.

Forward Floor Percentage:	For each Transaction, as specified in the related Supplemental Confirmation.

Forward Cap Price:	For each Transaction, the product of the Forward Cap Percentage and the Initial Share Price, as specified in (i) the related Trade Notification, for each Transaction with an Initial Hedging Period, and (ii) in the related Supplemental Confirmation, for each Transaction without an Initial Hedging Period.

Forward Cap Percentage:	For each Transaction, as specified in the related Supplemental Confirmation.

Exchange(s):	New York Stock Exchange

Related Exchange(s):	All Exchanges; provided that Section 1.26 of the Equity Definitions shall be amended to add the words “United States” before the word “exchange” in the tenth line of such Section.

Valuation:

In respect of any Component:

Valuation Time:	As provided in Section 6.1 of the Equity Definitions.

Scheduled Valuation Date:	For each Component of a Transaction, as set forth in the related Supplemental Confirmation or any Trade Notification (or, if such date is not a Scheduled Trading Day, the next succeeding Scheduled Trading Day that is not a Scheduled Valuation Date for any other Component of any Transaction hereunder).

Valuation Date(s):	For each Component, the Scheduled Valuation Date for such Component.

If the Scheduled Valuation Date for any Component is a Disrupted Day, Section 6.6 of the Equity Definitions shall not apply and the Valuation Date for such Component shall be the first succeeding Scheduled Trading Day that is not a Disrupted Day and is not or is not deemed to be a Valuation Date in respect of any other Component of any Transaction hereunder; provided that if such Valuation Date has not occurred pursuant to the foregoing as of the eighth Scheduled Trading Day following the Scheduled Valuation Date for the final Component for the relevant Transaction, that eighth Scheduled Trading Day shall be the Valuation Date for such Component (irrespective of whether such date is a Valuation Date in respect of any other Component for any Transaction hereunder) and the Calculation Agent shall determine the value for the Shares on that eighth Scheduled Trading Day using commercially reasonable means.

Notwithstanding the foregoing and anything to the contrary in the Equity Definitions, if a Market Disruption Event occurs on any Valuation Date, the Calculation Agent may determine that such Valuation Date is a Disrupted Day only in part, in which case the Calculation Agent shall (i) adjust the number of Shares for the relevant Component for which such Disrupted Day shall be the Valuation Date, (ii) determine the Settlement Price for such Disrupted Day (using, if practicable, a volume-weighted method) based on eligible transactions in the Shares on such Disrupted Day taking into account the nature and duration of such Market Disruption Event and (iii) designate a Scheduled Trading Day determined in the manner described in the immediately preceding paragraph as the Valuation Date for the remaining Shares for such Component. Notwithstanding any provision of the Equity Definitions to the contrary, if a closure of the Exchange prior to its normal close of trading on any Scheduled Trading Day is scheduled following the relevant Trade Date, then any Exchange Business Day occurring on such Scheduled Trading Day shall be deemed to be a Disrupted Day in part.

The Calculation Agent shall promptly provide Counterparty with written notice of the occurrence of a Disrupted Day on any Valuation Date and shall promptly provide Counterparty with written notice following any adjustments to the terms of the relevant Transaction as a result thereof.

Market Disruption Event:	Section 6.3(a) of the Equity Definitions is hereby amended by (x) deleting the words “during the one hour period that ends at the relevant Valuation Time, Latest Exercise Time, Knock-in Valuation Time or Knock-out Valuation Time, as the case may be” in clause (ii) thereof and (y) replacing the words “or (iii) an Early Closure.” therein with “(iii) an Early Closure or (iv) a Regulatory Disruption.”

Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

Regulatory Disruption:	JPMorgan reasonably concludes, in its good faith discretion based on the advice of counsel, that it is appropriate with respect to any legal, regulatory or self-regulatory requirements or related policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by JPMorgan), including without limitation in the event of any third-party tender offer, for it to refrain from engaging in market transactions relating to the Shares or to reduce the number or size of any such market transactions; provided that any such decision shall be made in accordance with internal policies and procedures applicable to the relevant trading desk or line of business, and shall be made consistently across similarly affected counterparties and similarly affected transactions.

Settlement Price:	For each Component of a Transaction, subject to “Valuation Date(s)” above, the per-Share volume-weighted average price at which the Shares trade as reported in the composite transactions for United States exchanges and quotation systems as displayed under the heading “Bloomberg VWAP” on Bloomberg page “APO US <equity> AQR” in respect of the period from the scheduled open of trading on the Exchange until the Scheduled Closing Time on the Valuation Date for such Component (or any successor page thereto) or, in the event such price is not so reported on such Exchange Business Day for any reason or is manifestly erroneous, as determined by the Calculation Agent based on such transactions reported to the consolidated tape.

Settlement Terms:

In respect of any Component:

Settlement Method Election:	Applicable; provided that a single Settlement Method shall apply for each Component but, for the avoidance of doubt, different Settlement Methods may apply for different Components of a single Transaction, it being understood that the Settlement Methods shall be grouped for consecutively numbered Components; provided, further, that if Counterparty fails to pay the Pre-Settlement Amount to JPMorgan with respect to a Component on or prior to the Pre-Settlement Date (other than, for the avoidance of doubt, where Counterparty elects not to pay a Pre-Settlement Amount in accordance with the Cash Settlement provisions below), JPMorgan may in its sole discretion deem any election by Counterparty of Cash Settlement to be void, in which case Physical Settlement shall apply to all Components; provided, further, that any election by Counterparty specifying Cash Settlement for any Component shall not be effective to require Cash Settlement unless Counterparty delivers to JPMorgan, concurrent with such election, a representation signed by Counterparty substantially in the following form as of the date Counterparty makes such election: “Counterparty is not aware of any material non-public information regarding the Issuer or the Shares, and is electing Cash Settlement in good faith and not as a plan or scheme to evade compliance with the U.S. federal securities laws”; and provided, further, that notwithstanding any election by Counterparty to the contrary, Cash Settlement will apply if JPMorgan reasonably concludes, in good faith and upon the advice of counsel, that Counterparty would be unable to make the representations and agreements in Section 9.11 of the Equity Definitions with respect to the Shares to be delivered by Counterparty pursuant to Physical Settlement for any reason. For the avoidance of doubt, Counterparty must elect the Settlement Method for each Component (and if applicable, make the representation specified above) on the same date with respect to each Transaction.

Electing Party:	Counterparty.

Settlement Method
Election Date:	For each Transaction, the third Scheduled Trading Day prior to the Scheduled Valuation Date for the Component of such Transaction with the first Scheduled Valuation Date.

Default Settlement Method:	Physical Settlement.

Settlement Currency:	USD.

Number of Shares
to be Delivered:	For each Funded Component of a Transaction,

(i)  if the Settlement Price is less than or equal to the Forward Floor Price, the Number of Shares for such Component;

(ii)  if the Settlement Price is greater than the Forward Floor Price but less than or equal to the Forward Cap Price, a number of Shares equal to the Number of Shares for such Component multiplied by

Forward Floor Price
Settlement Price

(iii)  if the Settlement Price is greater than the Forward Cap Price, a number of Shares equal to the Number of Shares for such Component multiplied by

Forward Floor Price + (Settlement Price – Forward Cap Price)
Settlement Price

For each Unfunded Component of a Transaction, the Number of Shares for such Component.

If Physical Settlement is Applicable:

Physical Settlement for Funded
Components:	For each Funded Component of a Transaction to which Physical Settlement is applicable, notwithstanding anything to the contrary in the Equity Definitions, on the relevant Settlement Date, Counterparty will deliver to JPMorgan a number of Shares equal to the Number of Shares to be Delivered for such Component (rounded down to the nearest whole Share) and will pay to JPMorgan the Fractional Share Amount, if any.

Physical Settlement for Unfunded
Components:	For each Unfunded Component of a Transaction to which Physical Settlement is applicable, notwithstanding anything to the contrary in the Equity Definitions, on the relevant Settlement Date, (i) if the Settlement Price is greater than the Forward Cap Price, JPMorgan shall pay to Counterparty the Forward Cap Price multiplied by the Number of Shares to be Delivered, and Counterparty shall deliver to JPMorgan a number of Shares equal to the Number of Shares to be Delivered; or (ii) if the Settlement Price is less than the Forward Floor Price, Counterparty shall deliver to JPMorgan a number of Shares equal to the Number of Shares to be Delivered, and JPMorgan shall pay to Counterparty the Forward Floor Price multiplied by the Number of Shares to be Delivered. If the Settlement Price is equal to or greater than the Forward Floor Price and less than or equal to the Forward Cap Price, no payment or delivery of Shares shall be made by either party.

Settlement Date:	For each Component of a Transaction to which Physical Settlement is applicable, the date that falls one Settlement Cycle following the Valuation Date for such Component (or, if such date is not a Clearance System Business Day, the next following Clearance System Business Day).

Automatic Physical Settlement:	For each Component of a Transaction to which Physical Settlement is applicable, if (i) by 12:00 p.m., New York City time, on the relevant Settlement Date, Counterparty has not otherwise effected delivery of the Number of Shares to be Delivered (rounded down to the nearest whole Share), and (ii) the Collateral (as defined in Section 3(b) hereof) then held by or on behalf of JPMorgan includes a number of Shares with respect to which the representations and agreements set forth in Section 9.11 of the Equity Definitions are true and satisfied (or, at the absolute discretion of JPMorgan, Shares with respect to which such representations and agreements are not true or satisfied), at least equal to the excess of such Number of Shares to be Delivered over the number of Shares (if any) actually delivered in respect thereof as of such time (such excess, the “Deficit Shares”), then the delivery provided by “Physical Settlement for Funded Components” or “Physical Settlement for Unfunded Components,” as the case may be, shall be effected, in whole or in part, as the case may be, by delivery on the relevant Settlement Date by the Collateral Agent to an affiliate of JPMorgan designated by JPMorgan of a number of Shares then held as Collateral hereunder by or on behalf of JPMorgan equal to the Deficit Shares (and, for the avoidance of doubt, not to exceed the Number of Shares to be Delivered for such Component). Upon any such delivery, JPMorgan shall hold such Shares absolutely and free from any claim or right whatsoever (including without limitation any claim or right of Counterparty).

If Cash Settlement is Applicable:

Pre-Settlement:	If Cash Settlement is applicable with respect to any Component, Counterparty shall pay to JPMorgan the Pre-Settlement Amount for such Component on the Pre-Settlement Date (for the avoidance of doubt, except to the extent Counterparty has made an election not to pay the Estimated Unfunded Cash Settlement Amount in respect of the Transaction, as described in the proviso to “Cash Settlement Payment Date” below).

Pre-Settlement Amount:	For any Transaction, the sum of:

(i) with respect to Funded Components to which Cash Settlement is applicable, (x) the sum of the Forward Cash Settlement Amounts for all such Funded Components of such Transaction calculated as if the Valuation Date for each such Funded Component were the Pre-Settlement Measurement Date for such Transaction or (y) such lesser amount as determined by JPMorgan in its sole discretion and notified to Counterparty (the sum of such Forward Cash Settlement Amounts for all such Funded Components calculated using that Valuation Date or such lesser amount, the “Estimated Funded Cash Settlement Amount”); and

(ii) if JPMorgan requests (such request delivered to Counterparty at least one Scheduled Trading Day prior to the Pre-Settlement Date), with respect to Unfunded Components to which Cash Settlement is applicable, (x) the sum of the Counterparty Settlement Amounts, if any, for all such Unfunded Components of such Transaction calculated as if the Valuation Date for each such Unfunded Component were the Pre-Settlement Measurement Date for such Transaction or (y) such lesser amount as determined by JPMorgan in its sole discretion and notified to Counterparty (the sum of such Counterparty Settlement Amounts for all such Unfunded Components calculated using that Valuation Date or such lesser amount, the “Estimated Unfunded Cash Settlement Amount”).

Pre-Settlement Measurement Date:	For any Transaction, the Exchange Business Day immediately prior to the Settlement Method Election Date for such Transaction.

Pre-Settlement Date:	For any Transaction, the date that is the third Scheduled Trading Day prior to the Scheduled Valuation Date for the Component of such Transaction with the earliest Scheduled Valuation Date (or, if such date is not a Currency Business Day, the next following Currency Business Day).

Cash Settlement for Funded
Components:	If Cash Settlement is applicable to any Funded Component of a Transaction, (i) if the sum of the Forward Cash Settlement Amounts for all such Funded Components to which Cash Settlement is applicable is greater than the Estimated Funded Cash Settlement Amount, Counterparty shall pay to JPMorgan an amount equal to such excess on the Cash Settlement Payment Date; or (ii) if the sum of the Forward Cash Settlement Amounts for all such Funded Components to which Cash Settlement is applicable is less than the Estimated Funded Cash Settlement Amount, JPMorgan shall pay to Counterparty an amount equal to the absolute value of such shortfall on the Cash Settlement Payment Date.

Cash Settlement for Unfunded
Components:	If Cash Settlement is applicable to any Unfunded Component of a Transaction:

(i)	if either JPMorgan has not requested an Estimated Unfunded Cash Settlement Amount, or if Counterparty has not made an election not to pay the Estimated Unfunded Cash Settlement Amount in respect of the Transaction, as described in the proviso to “Cash Settlement Payment Date” below, the Calculation Agent shall determine an amount equal to (i) the Counterparty Settlement Amount minus (ii) the Estimated Unfunded Cash Settlement Amount (which shall be zero if JPMorgan has not requested such amount) minus (iii) the JPMorgan Settlement Amount.

If such amount is positive, Counterparty shall pay to JPMorgan such amount on the Cash Settlement Payment Date, or, if such amount is negative, JPMorgan shall pay to Counterparty the absolute value of such amount on the Cash Settlement Payment Date. For the avoidance of doubt, if such amount equals zero, no amount shall be payable by either party.

For these purposes:

“Counterparty Settlement Amount” means, in respect of the relevant Transaction, the sum of all Unfunded Cash Settlement Amounts for such Transaction for which the Relevant Party is Counterparty.

“JPMorgan Settlement Amount” means, in respect of the relevant Transaction, the sum of all Unfunded Cash Settlement Amounts for such Transaction for which the Relevant Party is JPMorgan.

(ii)	if Counterparty has made an election not to pay the Estimated Unfunded Cash Settlement Amount, then, on each Cash Settlement Payment Date, the Relevant Party shall pay the other party the Unfunded Cash Settlement Amount in respect of the relevant Component.

Strike Price Differential and
Relevant Party:	For any Unfunded Component of a Transaction to which Cash Settlement is applicable:

(a) if the Settlement Price for such Unfunded Component is greater than the Forward Cap Price, then the Strike Price Differential for such Unfunded Component shall be equal to the excess of the Settlement Price for such Unfunded Component over the Forward Cap Price, and the Relevant Party for such Unfunded Component shall be Counterparty, and

(b) if the Settlement Price for such Unfunded Component is less than the Forward Floor Price, then the Strike Price Differential for such Unfunded Component shall be equal to the excess of the Forward Floor Price over the Settlement Price for such Unfunded Component, and the Relevant Party for such Unfunded Component shall be JPMorgan, and

(c) if the Settlement Price for such Unfunded Component is greater than or equal to the Forward Floor Price and less than or equal to the Forward Cap Price, then the Strike Price Differential for such Unfunded Component shall be zero, and there is no Relevant Party for such Unfunded Component.

Unfunded Cash Settlement
Amount:	For each Unfunded Component of a Transaction to which Cash Settlement is applicable, an amount, as calculated by the Calculation Agent, equal to the Number of Shares for such Component multiplied by the Strike Price Differential for such Unfunded Component.

Cash Settlement Payment Date:	For all Components of a Transaction to which Cash Settlement is applicable, the date that is one Settlement Cycle following the Valuation Date for the final Component (or, if such date is not a Currency Business Day, the next following Currency Business Day); provided that if JPMorgan requests an Estimated Unfunded Cash Settlement Amount in respect of the Unfunded Components, Counterparty may instead elect (by written notice to JPMorgan no later than the Pre-Settlement Date) to make the Cash Settlement Payment Date for each Unfunded Component be the date that is one Settlement Cycle following the Valuation Date for such Unfunded Component (of, if such date is not a Currency Business Day, the next following Currency Business Day), in which case no Estimated Unfunded Cash Settlement Amount will be due in respect of such Unfunded Components.

Adjustments:

In respect of any Component:

Potential Adjustment Events:	If an event occurs that constitutes both a Potential Adjustment Event under Section 11.2(e)(ii)(C) of the Equity Definitions and a Spin-off as described below, it shall be treated hereunder as a Spin-off and not as a Potential Adjustment Event.

Method of Adjustment:	Calculation Agent Adjustment

Spin-off:	A distribution of New Shares (the “Spin-off Shares”) of a subsidiary of the Issuer (the “Spin-off Issuer”) to holders of the Shares (the “Original Shares”). With respect to a Spin-off, “New Shares” shall have the meaning provided in Section 12.1(i) of the Equity Definitions (as amended below opposite “New Shares”) except that the phrase immediately preceding clause (i) therein shall be replaced by the following: “‘New Shares’ means ordinary or common shares of the Spin-off Issuer that are, or that as of the effectiveness of the relevant Spin-off are scheduled promptly to be,”.

Consequences of Spin-offs:	JPMorgan shall have the right to elect in good faith and a commercially reasonable manner, by written notice to Counterparty prior to, or as promptly as practicable following, the ex-dividend date of the Spin-off, that Basket Adjustments or the Separate Transactions Adjustments shall apply to any Spin-off; provided that, prior to electing the application of Separate Transactions Adjustments, JPMorgan shall consult with Counterparty in good faith to ascertain that such election could not reasonably be expected to cause adverse tax consequences (other than de minimis consequences) to Counterparty, it being understood that the foregoing shall not (i) limit the right of JPMorgan to make such election or (ii) obligate JPMorgan to delay making such election. In the absence of an affirmative election, JPMorgan shall be deemed to have elected that Basket Adjustments shall apply.

Basket Adjustments:	If JPMorgan shall have elected (or be deemed to have elected) that Basket Adjustments apply to a Spin-off with respect to a Transaction, then as of the ex-dividend date for such Spin-off, (i) “Shares” shall mean the Original Shares and the Spin-off Shares; (ii) such Transaction shall continue but as a Share Basket Forward Transaction with a Number of Baskets for any Component of such Transaction equal to the Number of Shares for such Component immediately prior to such Spin-off, and each Basket shall consist of one Original Share and the number of Spin-off Shares that a holder of one Original Share would have been entitled to receive in such Spin-off (and references to Shares herein shall be interpreted as references to Baskets, as the context requires); and (iii) the Calculation Agent shall make such adjustments to the exercise, settlement, payment or any other terms of such Transaction as the Calculation Agent determines appropriate to account for the economic effect on such Transaction of such Spin-off (including adjustments to account for changes in volatility, expected dividends, stock loan rate or liquidity relevant to the Shares or to such Transaction), which may, but need not, be determined by reference to the adjustment(s) made in respect of such Spin-off by an options exchange to options on the Shares traded on such options exchange. As of the ex-dividend date of any subsequent Spin-off, the Calculation Agent shall make adjustments to the composition of the Basket and other terms of such Transaction in accordance with the immediately preceding sentence.

Separate Transactions
Adjustments:	If JPMorgan shall have elected that Separate Transactions Adjustments apply to a Spin-off with respect to a Transaction, as of the ex-dividend date for such Spin-off, then such Transaction shall be considered two separate Transactions, each with terms identical to those of the original Transaction (the “Original Transaction”), except that: (i) the “Shares” for the Original Transaction (the “Original Shares Transaction”) shall be the Original Shares and the “Shares” for the other transaction (the “Spin-off Shares Transaction”) shall be the Spin-off Shares; (ii) the Number of Shares for each Component of the Original Shares Transaction shall remain unchanged from the Number of Shares for such Component of the Original Transaction; (iii) the Number of Shares for each Component of the Spin-off Shares Transaction shall equal the product of (A) the Number of Shares for such Component of the Original Transaction (as in effect immediately prior to the ex-dividend date for such Spin-off) and (B) the number of Spin-off Shares that a holder of one share of Original Shares would have owned or been entitled to receive in connection with such Spin-Off; (iv) the Forward Floor Price and Forward Cap Price for each of the Original Shares Transaction and the Spin-off Shares Transaction shall be adjusted by the Calculation Agent to reflect the relative market values per share and dividend practices of the Original Shares and the Spin-off Shares immediately following the ex-dividend date for such Spin-off and such other factors that the Calculation Agent reasonably determines are material (so long as such other factors are generally applicable in similar situations and applied to similar transactions in a non-discriminatory manner), as determined by the Calculation Agent, and (v) the Calculation Agent shall make such adjustments to the exercise, settlement, payment or any other terms of each of the Original Shares Transaction and the Spin-Off Shares Transaction as the Calculation Agent determines appropriate to account for the economic effect on each of the Original Shares Transaction and the Spin-Off Shares Transaction of such Spin-off (including without limitation adjustments to account for changes in volatility, expected dividends, stock loan rate or liquidity relevant to the Original Shares, the Spin-off Shares, the Original Shares Transaction or to the Spin-off Shares Transaction). Following a Spin-off to which Separate Transactions Adjustments are applicable, this Master Confirmation shall apply in all respects (except as provided above) to both the Original Shares Transaction and the Spin-off Shares Transaction as if each were a separate Transaction under the Agreement. As of the ex-dividend date of any subsequent Spin-off, the Calculation Agent shall make adjustments to the terms of each of the Original Shares Transaction and the Spin-Off Shares Transaction in accordance with the second immediately preceding sentence.

Extraordinary Cash Dividend:	In respect of each Component, any Cash Dividend (i) that has an ex-dividend date occurring during the period from, but excluding, the Trade Date to, and including, the Valuation Date for such Component and (ii) the amount of which differs from the Ordinary Dividend Amount for such Cash Dividend, as determined by the Calculation Agent; provided that if no ex-dividend date occurs during a regular quarterly dividend period of the Issuer and the Ordinary Dividend Amount for such period in respect of the relevant Transaction is greater than zero, the Calculation Agent shall determine the Extraordinary Cash Dividend based on the last Exchange Business Day of such period being deemed an ex-dividend date in respect of a Cash Dividend equal to zero.

Different Cash Dividend:	In respect of each Component and any regular quarterly dividend period of the Issuer, any Extraordinary Cash Dividend with respect to such period the amount of which is (i) greater than the Ordinary Dividend Amount with respect to such period by more than 50% of such Ordinary Dividend Amount or (ii) less than the Ordinary Dividend Amount with respect to such period.

Cash Dividend:	Any cash dividend or distribution on the Shares.

Ordinary Dividend Amount:	With respect to each Transaction, for each regular quarterly dividend period of the Issuer, (i) for the first Cash Dividend with an ex-dividend date that occurs during such period, as set forth in the related Supplemental Confirmation or Trade Notification, and (ii) with respect to any subsequent Cash Dividend for which an ex-dividend date occurs during such period, zero.

Payment Obligation in Respect
of Extraordinary Cash
Dividends:	In the event of any Extraordinary Cash Dividend (including, for the avoidance of doubt, any Different Cash Dividend), Counterparty shall make a cash payment to JPMorgan (the “Extraordinary Dividend Payment”), on the date such Extraordinary Cash Dividend is paid to holders of Shares, in an amount equal to the product of (i) the number of Shares (as notified to Counterparty by JPMorgan) comprising JPMorgan’s theoretical “delta” hedge position in respect of the relevant Component immediately prior to the open of business on the ex-dividend date for such Extraordinary Cash Dividend and (ii) the per Share amount of such Extraordinary Cash Dividend minus the Ordinary

Dividend Amount for such Extraordinary Cash Dividend, as determined by the Calculation Agent; provided that if such product is negative, then JPMorgan shall make a cash payment to Counterparty on such date in an amount equal to the absolute value of such product. For the avoidance of doubt, the provisions of Section 11.2 of the Equity Definitions shall also apply to any Different Cash Dividend (it being understood, for the avoidance of doubt, that any adjustment made in accordance with such provisions shall be made without duplication of and shall take into account any Extraordinary Dividend Payment that has been made by Counterparty in accordance with the terms hereof).

If, by 12:00 p.m., New York City time, on the date Counterparty owes any such Extraordinary Dividend Payment, Counterparty has not otherwise satisfied such obligation and at such time or any later time on such date prior to satisfaction of such obligation the Collateral then held hereunder by or on behalf of JPMorgan includes all or any part of the cash required to be so paid, then the Extraordinary Dividend Payment shall be effected, in whole or in part, as the case may be, by delivery by the Collateral Agent to JPMorgan of an amount of cash equal to the amount thereof so required to be paid.

Extraordinary Dividend:	(i) Any Different Cash Dividend or (ii) any dividend or distribution on the Shares that is not a Cash Dividend or a dividend or distribution of the type described in Section 11.2(e)(i), 11.2(e)(ii)(A) or 11.2(e)(ii)(B) of the Equity Definitions. For the avoidance of doubt, no adjustments shall be made by the Calculation Agent to any term of the Transactions due to a Cash Dividend that is not a Different Cash Dividend.

Excess Dividend Amount:	All references to the Excess Dividend Amount shall be deleted from Sections 8.4(b) and 9.2 of the Equity Definitions.

Extraordinary Events:

In respect of any Component:

New Shares:	Section 12.1(i) of the Equity Definitions is hereby amended by deleting the text in clause (i) thereof in its entirety (including the word “and” following such clause (i)) and replacing it with “publicly quoted, traded or listed on any of the New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or their respective successors),”.

Consequences of Merger Events:

(a) Share-for-Share:	Modified Calculation Agent Adjustment, unless JPMorgan determines in good faith, based on advice of counsel, that following the occurrence of such Merger Event it will no longer be entitled to rely on the relief granted by the United States Securities and Exchange Commission (“SEC”) in the Interpretive Letters in connection with its hedging, settlement and/or enforcement of its rights with respect to any Transaction, in which case Cancellation and Payment shall apply.

(b) Share-for-Other:	Cancellation and Payment.

(c) Share-for-Combined:	Component Adjustment.

Tender Offer:	Applicable; provided that (x) Section 12.1(d) of the Equity Definitions is hereby amended by replacing “10%” with “20%” (such percentage, the “Tender Offer Percentage”) in the third line thereof and by replacing “voting shares” with “Shares” in the fourth line thereof, (y) Section 12.1(e) of the Equity Definitions shall be amended by replacing “voting shares” in the first line thereof with “Shares” and (z) Section 12.1(l) of the Equity Definitions shall be amended by replacing “voting shares” in the fifth line thereof with “Shares”.

Consequences of Tender Offers:

(a) Share-for-Share:	Modified Calculation Agent Adjustment.

(b) Share-for-Other:	Modified Calculation Agent Adjustment.

(c) Share-for-Combined:	Modified Calculation Agent Adjustment.

Any adjustment to the terms of any Transaction hereunder and the determination of any amounts due upon termination of any Transaction hereunder as a result of a Merger Event or Tender Offer shall be made without duplication in respect of any prior adjustment hereunder.

Composition of Combined
Consideration:	Not Applicable

Announcement Event:	(i) The public announcement by Issuer or any affiliate or agent thereof or a Valid Third Party Entity of (x) any transaction or event that, if completed, would constitute a Merger Event or Tender Offer, (y) any potential acquisition or disposition by Issuer and/or its subsidiaries where the aggregate consideration exceeds 35% (such percentage, the “Transformative Transaction Percentage”) of the market capitalization of Issuer as of the date of such announcement (a “Transformative Transaction”) or (z) the intention to enter into a Merger Event or Tender Offer or a Transformative Transaction, (ii) the public announcement by Issuer of an intention to solicit or enter into, or to explore strategic alternatives or other similar undertaking that, if consummated, would be reasonably expected to include, a Merger Event or Tender Offer or a Transformative Transaction or (iii) any subsequent public announcement by Issuer or any affiliate or agent thereof or a Valid Third Party Entity of a change to a transaction or intention that is the subject of an announcement of the type described in clause (i) or (ii) of this sentence (including, without limitation, a new announcement, whether or not by the same party, relating to such a transaction or intention or the announcement of a withdrawal from, or the abandonment or discontinuation of, such a transaction or intention), as determined by the Calculation Agent. For the avoidance of doubt, the occurrence of an Announcement Event with respect to any transaction or intention shall not preclude the occurrence of a later Announcement Event with respect to such transaction or intention. For purposes of this definition of “Announcement Event,” (A) the remainder of the definition of “Merger Event” in Section 12.1(b) of the Equity Definitions following the definition of “Reverse Merger” therein shall be disregarded and (B) “Tender Offer” shall mean such term as defined under Section 12.1(d) of the Equity Definitions as modified under the caption “Tender Offer” above.

Valid Third Party Entity:	In respect of any transaction, any third party that has a bona fide intent to enter into or consummate such transaction or event (or any affiliate or agent of such party) (it being understood and agreed that in determining whether such third party has such a bona fide intent, the Calculation Agent may take into consideration the effect of the relevant announcement by such third party on the Shares and/or options relating to the Shares).

Consequences of
Announcement Events:	Modified Calculation Agent Adjustment as set forth in Section 12.3(d) of the Equity Definitions; provided that, in respect of an Announcement Event, (w) references to “Tender Offer” shall be replaced by references to “Announcement Event” and references to “Tender Offer Date” shall be replaced by references to “date of such Announcement Event”, (x) the words “whether within a commercially reasonable (as determined by the Calculation Agent) period of time prior to or after the Announcement Event,” shall be inserted prior to the word “which” in the seventh line, (y) the fifth and sixth lines shall be deleted in their entirety and replaced with the words “effect on the Transaction of such Announcement Event solely to account for changes in volatility, expected dividends, stock loan rate or liquidity relevant to the Shares or the Transaction”, and (z) for the avoidance of doubt, the Calculation Agent may determine whether the relevant Announcement Event has had a material effect on the Transaction (and, if so, adjust the terms of the Transaction accordingly) on one or more occasions on or after the date of the Announcement Event up to, and including, the Expiration Date, any Early Termination Date and/or any other date of cancellation, it being understood that any adjustment in respect of an Announcement Event shall take into account any earlier adjustment relating to the same Announcement Event. An Announcement Event shall be an “Extraordinary Event” for purposes of the Equity Definitions, to which Article 12 of the Equity Definitions is applicable.

Nationalization, Insolvency
or Delisting:	Cancellation and Payment. In addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall be deemed to be the Exchange.

Limitation on Certain
Adjustments:	Notwithstanding any provision of the Equity Definitions or this Master Confirmation to the contrary, no adjustment solely to account for changes in volatility, expected dividends, stock loan rate or liquidity relevant to the Shares or to any Transaction as a result of a Potential Adjustment Event or an Extraordinary Event shall increase the Number of Shares for any Component or the Number of Transaction Shares (provided that, for the avoidance of doubt, that such limitation shall not apply to adjustments as a result of events having a dilutive or concentrative effect on the Shares). Notwithstanding any provision of the Equity Definitions or this Master Confirmation to the contrary, if the Calculation Agent determines that no such adjustment that it could make in accordance with the preceding sentence will produce a commercially reasonable result, then the Calculation Agent may notify the parties that the consequence of such event shall be the termination of such Transaction, in which case “Cancellation and Payment” will be deemed to apply and any payment to be made by one party to the other shall be calculated in accordance with Section 12.7 of the Equity Definitions.

Additional Disruption Events:

Change in Law:	Applicable; provided that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (i) replacing the phrase “the interpretation” in the third line thereof with the phrase “or public announcement or statement of the formal or informal interpretation,” (ii) immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by JPMorgan on the Trade Date.”, (iii) replacing the parenthetical beginning after the word “regulation” in the second line thereof with the words “(including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption or promulgation of new regulations authorized or mandated by existing statute)” and (iv) adding the words “provided that in the case of clause (Y) hereof, the consequence of such law, regulation or interpretation is applied equally by JPMorgan to all similar transactions in a non-discriminatory manner;” after the semi-colon in the last line thereof. Notwithstanding anything to the contrary in the Equity Definitions, a Change in Law described in clause (Y) of Section 12.9(a)(ii) of the Equity Definitions shall not constitute a Change in Law and instead shall constitute an Increased Cost of Hedging as described in Section 12.9(a)(vi) of the Equity Definitions.

Insolvency Filing:	Applicable.

Increased Cost of Hedging:	Applicable solely with respect to increased costs described in clause (Y) of Section 12.9(a)(ii) of the Equity Definitions as provided opposite the caption “Change in Law” above.

Hedging Disruption:	Applicable; provided that: (i) Section 12.9(a)(v) of the Equity Definitions is hereby amended by inserting the following two sentences at the end of such Section: “For the avoidance of doubt, the term “equity price risk” shall be deemed to include, but shall not be limited to, stock price and volatility risk. And, for the further avoidance of doubt, any such transactions or assets referred to in phrases (A) or (B) above must be available on commercially reasonable pricing terms.”; and (ii) Section 12.9(b)(iii) of the Equity Definitions is hereby amended by inserting in the third line thereof, after the words “to terminate the Transaction”, the words “if all of the Transaction is affected by such Hedging Disruption or, if less than all of the Transaction is so affected, the portion of the Transaction affected by such Hedging Disruption”; provided, further that it shall not be a Hedging Disruption if such inability occurs solely due to the deterioration of the creditworthiness of the Hedging Party.

Increased Cost of Stock Borrow:	Applicable; provided that Section 12.9(b)(v) of the Equity Definitions is hereby amended by inserting in the eleventh line thereof, after the words “to terminate the Transaction”, the words “if all of the Transaction is affected by such Increased Cost of Stock Borrow or, if less than all of the Transaction is so affected, the portion of the Transaction affected by such Increased Cost of Stock Borrow”; provided further that no event or set of events shall constitute an Increased Cost of Stock Borrow for the purposes of Section 12.9(a)(viii) of the Equity Definitions to the extent such event or events resulted solely from the deterioration of the creditworthiness of the Hedging Party.

Initial Stock Loan
Rate:	For each Transaction, as specified in the related Supplemental Confirmation.

Loss of Stock Borrow:	Applicable; provided that Section 12.9(b)(iv) of the Equity Definitions is hereby amended by inserting in the eleventh line thereof, after the words “to terminate the Transaction”, the words “if all of the Transaction is affected by such Loss of Stock Borrow or, if less than all of the Transaction is so affected, the portion of the Transaction affected by such Loss of Stock Borrow”; provided further that no event or set of events shall constitute a Loss of Stock Borrow for the purposes of Section 12.9(a)(vii) of the Equity Definitions to the extent such event or events resulted solely from the deterioration of the creditworthiness of the Hedging Party.

Maximum Stock
Loan Rate:	For each Transaction, as specified in the related Supplemental Confirmation.

Hedging Party:	JPMorgan for all applicable Additional Disruption Events; provided that, when making any determination, adjustment or calculation as Hedging Party (but not, for the avoidance of doubt, the making of any election it is entitled to make as Hedging Party), it will do so in good faith and in a commercially reasonable manner. Upon receipt of written request from Counterparty following any determination, adjustment or calculation made by Hedging Party hereunder, Hedging Party shall, with reasonable promptness (but in any event within five (5) Scheduled Trading Days from the receipt of such request), provide Counterparty with a written explanation and report (in a commonly used file format for the storage and manipulation of data) describing, in reasonable detail, such determination, adjustment or calculation (including, as applicable, any quotations, market data, information from internal sources used in making such determination, adjustment or calculation, descriptions of the methodology and any assumptions and basis used in making such determination, adjustment or calculation), it being understood that the Hedging Party shall not be obligated to disclose any proprietary or confidential models or proprietary or confidential information used by it for such determination, adjustment or calculation.

Determining Party:	JPMorgan for all applicable Extraordinary Events and Additional Disruption Events; provided that, when making any determination, adjustment or calculation as Determining Party (but not, for the avoidance of doubt, the making of any election it is entitled to make as Determining Party), JPMorgan shall act in good faith and in a commercially reasonable manner. Upon receipt of written request from Counterparty following any determination, adjustment or calculation made by Determining Party hereunder, Determining Party shall, with reasonable promptness (but in any event within five (5) Scheduled Trading Days from the receipt of such request), provide Counterparty with a written explanation and report (in a commonly used file format for the storage and manipulation of data) describing, in reasonable detail, such determination, adjustment or calculation (including, as applicable, any quotations, market data, information from internal sources used in making such determination, adjustment or calculation, descriptions of the methodology and any assumptions and basis used in making such determination, adjustment or calculation), it being understood that the Determining Party shall not be obligated to disclose any proprietary or confidential models or proprietary or confidential information used by it for such determination, adjustment or calculation.

Non-Reliance:	Applicable.

Agreements and
Acknowledgments Regarding
Hedging Activities:	Applicable.

Additional Acknowledgments:	Applicable.

Certain Defined Terms:

Securities Act:	The Securities Act of 1933, as amended.

Exchange Act:	The Securities Exchange Act of 1934, as amended.

2.  ADDITIONAL TERMS:

(a)  Additional Termination Events: The following events shall constitute Additional Termination Events with respect to which the Transactions hereunder shall be the sole Affected Transactions, Counterparty shall be the sole Affected Party and JPMorgan shall be the party entitled to designate an Early Termination Date pursuant to Section 6 of the Agreement:

(i)  any legal proceeding shall have been instituted or any other event shall have occurred or condition shall exist that in JPMorgan’s good faith reasonable judgment is reasonably likely to be adversely determined and, if so determined, would have a material adverse effect on Counterparty’s ability to perform Counterparty’s obligations hereunder, or that calls into question the validity or binding effect of any agreement of Counterparty hereunder;

(ii)  one or more final judgments or orders for the payment of money in excess of USD 5,000,000 in the aggregate is rendered against Counterparty and such final judgments or orders shall continue unsatisfied and unstayed for a period of 30 days;

(iii)  the constitutive or organizational documents in respect of Counterparty in effect as of the date hereof (the “Corporate Documents”) are amended at any time on or after the date hereof without prior written notice to JPMorgan and, in the sole reasonable discretion of JPMorgan, such amendment would materially impact Counterparty’s rights or obligations under the Agreement or this Master Confirmation; or Counterparty fails to comply with the Corporate Documents.

(iv)  Counterparty is or after giving effect to application of any Component Prepayment Amount will be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(b)  Credit Support Documents:

JPMorgan:	Not applicable.

Counterparty:	Applicable. Section 3 hereof shall be a “Credit Support Document” for purposes of the Transactions.

(c) Calculation Agent: JPMorgan, whose judgments, determinations and calculations shall be made in good faith and in a commercially reasonable manner; provided that, while an Event of Default described in Section 5(a)(vii) of the Agreement with respect to which JPMorgan is the Defaulting Party has occurred and is continuing, Counterparty shall have the right to designate a nationally recognized third-party dealer in over-the-counter equity derivatives market to act as the substitute Calculation Agent and, in the case of the designation of a substitute Calculation Agent pursuant to this proviso, JPMorgan shall be required to pay all reasonable fees charged by such substitute Calculation Agent for the performance of the duties required of it hereunder. Upon receipt of written request from Counterparty following any calculation, adjustment or determination made by Calculation Agent hereunder, Calculation Agent shall, with reasonable promptness (but in any event within five (5) Scheduled Trading Days from the receipt of such request), provide Counterparty with a written explanation and report (in a commonly used file format for the storage and manipulation of data) describing, in reasonable detail, such calculation, adjustment or determination (including, as applicable, any quotations, market data, information from internal sources used in making such calculation, adjustment or determination, descriptions of the methodology and any assumptions and basis used in making such calculation, adjustment or determination), it being understood that the Calculation Agent shall not be obligated to disclose any proprietary or confidential models or proprietary or confidential information used by it for such calculation, adjustment or determination.

(d)  Delivery of Collateral; Documents:

Counterparty agrees that with respect to any Transaction hereunder,

(i)  Counterparty shall, on or prior to the Trade Date, deliver to the Collateral Agent the collateral required to be delivered pursuant to Section 3 hereof; and

(ii)  Counterparty shall deliver to JPMorgan, promptly following a request by JPMorgan or an affiliate of JPMorgan, all documents it may reasonably request (which may include, without limitation, opinions of nationally recognized counsel) relating to the existence of Counterparty and the authority of Counterparty with respect to the Agreement, this Master Confirmation, each Supplemental Confirmation and related Trade Notification (the “Transaction Documents”), enforceability and non-contravention of the Transaction Documents, and the validity and priority of the security interests granted to JPMorgan hereunder, all in form and substance reasonably satisfactory to JPMorgan.

(e)  The terms of Section 2(a) of the Agreement are amended by the addition of the following subclause (iv):

“(iv) In addition to the conditions precedent set forth in Section 2(a)(iii), if applicable, each obligation of each party under Section 2(a)(i) is subject to the condition precedent that no Termination Event has occurred and is continuing with respect to which the other party is the sole Affected Party and with respect to which all outstanding Transactions are Affected Transactions.”

(f)  Additional Representations, Warranties and Agreements of Counterparty. Counterparty hereby represents and warrants to, and agrees with, JPMorgan on the Trade Date of each Transaction and on each other date specified below, that:

(i)  Material Nonpublic Information. On the Trade Date and on each date on which Counterparty makes any election, gives any instruction or takes any other action that would reasonably be expected to result in market activity under or in connection with a Transaction, Counterparty is not aware of any material non-public information regarding the Issuer or the Shares. For each Transaction with an Initial Hedging Period, if Counterparty becomes aware of any material non-public information regarding the

Issuer at any time subsequent to the Trade Date and prior to being notified by JPMorgan that JPMorgan’s Initial Hedge Position for such Transaction has been established, Counterparty shall immediately notify JPMorgan that one or more of the representations and warranties set forth in the Master Confirmation would be untrue at such time, without specifying the nature of such untruth, and JPMorgan (or its affiliate) shall immediately cease selling Shares in connection with JPMorgan’s Initial Hedge Position.

(ii)  Eligible Contract Participant. Counterparty is an “eligible contract participant” (as such term is defined in Section 1a(18) of the Commodity Exchange Act, as amended (the “CEA”)) because it is a corporation, partnership, proprietorship, organization, trust or other entity and:

(A)  it has total assets in excess of $10,000,000;

(B)  its obligations hereunder are guaranteed, or otherwise supported by a letter of credit or keep well, support or other agreement, by an entity of the type described in Section 1a(18)(A)(i) through (iv), 1a(18)(A)(v)(I), 1a(18)(A)(vii) or 1a(18)(C) of the CEA; or

(C)  it has a net worth in excess of $1,000,000 and has entered into such Transaction in connection with the conduct of its business or to manage the risk associated with an asset or liability owned or incurred or reasonably likely to be owned or incurred by it in the conduct of its business.

(iii) Legal Counsel. Counterparty has been represented and advised by Davis Polk & Wardwell LLP in connection with the review, negotiation and execution of this Master Confirmation and the related Supplemental Confirmation.

(iv)  Investment Company. Counterparty is not, and after giving effect to application of any Component Prepayment Amount under such Transaction will not be, required to register as an “investment company” as such term is defined in the Investment Company Act.

(v)  No Violation or Conflict. Without limiting any representation contained in Section 3(a)(iii) of the Agreement, Counterparty represents that the execution, delivery and performance of the Master Confirmation, the related Supplemental Confirmation and any related Trade Notification and any other documentation relating to the Agreement to which it is a party do not (x) violate or conflict with any of the terms or provisions of any stockholders’ agreement, lockup agreement, registration rights agreement or co-sale agreement binding on Counterparty or affecting Counterparty or any of its assets (including, without limitation, the Stockholders Agreement, dated as of January 1, 2022, among the Issuer, Leon D. Black, Marc J. Rowan, Joshua J. Harris and the other persons party thereto) or (y) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Counterparty. No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required in connection with the execution, delivery or performance by Counterparty of this Master Confirmation and any Transactions hereunder, except, in the case of filings, for such filings as have been or will be timely made; provided that Counterparty makes no representation or warranty regarding any such requirement that is applicable generally to the ownership of equity securities by Dealer or any of its affiliates solely as a result of it or any of such affiliates being financial institutions and/or broker-dealers.

(vi)  Collateral.

(A)  Counterparty (1) owns and at all times prior to the release of the Collateral pursuant to the terms of Section 3 hereof, will own such Collateral free and clear of any Liens (other than the Security Interests) or Transfer Restrictions and (2) is not a party to or otherwise bound by any agreement, other than Section 3 hereof or any Control Agreement referred to in Section 3(d)(ii)(C) hereof among Collateral Agent and its affiliates, that (x) restricts in any manner the rights of any present or future owner of the Collateral with respect thereto or (y) provides any Person other than Counterparty, the Collateral Agent, JPMorgan or any securities intermediary through which any Collateral is held (but, in the case of any such securities intermediary, only with respect to Collateral held through it) with control with respect to any Collateral.

(B)  Other than financing statements or other similar or equivalent documents or instruments with respect to the Security Interests, no financing statement, security agreement or similar or equivalent document or instrument covering all or any part of (1) the Collateral or (2) any other assets of Counterparty is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect a lien, security interest or other encumbrance of any kind on any Collateral.

(C)  All Collateral consisting of securities and all financial assets underlying Collateral consisting of security entitlements at any time pledged hereunder is and will be issued by an issuer organized under the laws of the United States, any State thereof or the District of Columbia and (x) certificated (and the certificate or certificates in respect of such securities or financial assets are and will be located in the United States) and registered in the name of Counterparty or held through a securities intermediary whose securities intermediary’s jurisdiction (within the meaning of Section 8-110(e) of the UCC) is located in the United States or (y) uncertificated and either registered in the name of Counterparty or held through a securities intermediary whose securities intermediary’s jurisdiction (within such meaning) is located in the United States; provided that this representation shall not be deemed to be breached if, at any time, any such Collateral is issued by an issuer that is not organized under the laws of the United States, any State thereof or the District of Columbia, and the parties hereto agree to procedures or amendments hereto necessary to enable the Collateral Agent to maintain, for the benefit of JPMorgan, a valid and continuously perfected security interest in such Collateral, in respect of which the Collateral Agent will have, for the benefit of JPMorgan, control, subject to no Lien. The parties hereto agree to negotiate in good faith any such procedures or amendments.

(D)  Counterparty has not (x) created or permitted to exist any Lien (other than the Security Interests) or any Transfer Restriction upon or with respect to the Collateral, (y) sold or otherwise disposed of, or granted any option with respect to, any of the Collateral or (z) entered into or consented to any agreement (other than, in the case of clause (I), this Master Confirmation) (I) that restricts in any manner the rights of any present or future owner of any Collateral with respect thereto or (II) pursuant to which any person other than Counterparty, JPMorgan and any securities intermediary through whom any of the Collateral is held (but in the case of any such securities intermediary only in respect of Collateral held through it) has or will have control (as defined in Section 3(a)(ii) hereof) in respect of any Collateral.

(E)  Counterparty has not performed and will not perform any acts that might prevent the Collateral Agent from enforcing any of the terms of Section 3 hereof or that might limit the Collateral Agent in any such enforcement.

(F)  Counterparty is organized as a limited liability company in the State of Delaware and its name is as it appears on the signature page hereof.

(vii)  Further Assurances. From time to time from and after the Trade Date through the Settlement Date for the final Component or the Cash Settlement Payment Date, as the case may be, Counterparty (i) shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper and advisable to consummate and make effective as promptly as reasonably practicable the transactions contemplated by the Agreement, this Master Confirmation, the related Supplemental Confirmation and any related Trade Notification in accordance with the terms and conditions hereof and thereof, including (A) using reasonable best efforts to remove any legal impediment to the consummation of such transactions and (B) the execution and delivery of all such deeds, agreements, assignments and further instruments of transfer and conveyance necessary, proper or advisable to consummate and make effective the transactions contemplated by the Agreement, this Master Confirmation, the related Supplemental Confirmation and any related Trade Notification in accordance with the terms and conditions hereof and thereof and (ii) shall not give consents, waivers or ratifications, or take other similar actions in connection with the Collateral that could reasonably be expected to impair the Collateral Agent’s rights under this Master Confirmation or diminish its control over the Collateral.

(viii)  Notice. Counterparty shall, upon obtaining knowledge of the occurrence of any Potential Event of Default in respect of which it would be the Defaulting Party, or a Termination Event in respect of which it would be an Affected Party, notify JPMorgan within one Scheduled Trading Day of the occurrence of obtaining such knowledge.

(ix)  Bankruptcy Code Affiliate Status. Counterparty is not, shall not at any time become, and shall not take any action that with the passage of time or the satisfaction of conditions would or would reasonably be expected to cause it to become, an “affiliate” of the Issuer (as such term is defined in Section 101(2) of Title 11 of the United States Code (the “Bankruptcy Code”)).

(x)  Share Sales. From the date three months prior to the Trade Date until the Hedge Completion Date or, if an Early Termination Event (as defined in Section 3(a)(i) hereof) occurs, from the date of such Early Termination Event until the date that JPMorgan, in its commercially reasonable discretion and acting in good faith, notifies Counterparty in writing that sales of Shares are permissible, neither Counterparty nor any affiliate of Counterparty nor any person who would be considered to be the same “person” as Counterparty or “act[ing] in concert” with Counterparty (as such terms are used in clauses (a)(2) and (e)(3)(vi) of Rule 144 under the Securities Act) has sold or will, without the written consent of JPMorgan, sell or hedge (through swaps, options, short sales or otherwise) any long position in, any Shares, except in respect of any Transaction as set forth in the Supplemental Confirmation for such Transaction. Counterparty has not solicited or arranged for the solicitation of, and will not solicit or arrange for the solicitation of, orders to buy Shares in anticipation of or in connection with any sales of Shares that JPMorgan (or an affiliate of JPMorgan) may effect in establishing any of JPMorgan’s Initial Hedge Positions. Except as provided herein, Counterparty has not made or arranged for, and will not make or arrange for, any payment to any person in connection with any sales of Shares that JPMorgan (or an affiliate of JPMorgan) may effect in establishing any of JPMorgan’s Initial Hedge Positions. Counterparty does not know or have any reason to believe that the Issuer has not complied with the reporting requirements contained in paragraph (c)(1) of Rule 144. For the purposes of this paragraph, Shares shall be deemed to include securities convertible into or exchangeable or exercisable for Shares.

(xi)  Issuer Corporate Policy. None of the transactions contemplated herein will violate any corporate policy of the Issuer or other rules or regulations of the Issuer applicable to Counterparty or its affiliates, including, but not limited to, the Issuer’s window period policy.

(xii)  Reporting. Counterparty is and, after giving effect to such Transaction, will be in compliance with its reporting obligations under Section 16 and Section 13 of the Exchange Act, and Counterparty will provide JPMorgan with a copy of any report filed thereunder in respect of such Transaction promptly upon filing thereof.

(xiii)  Form 144 Filing. Counterparty shall file or cause to be filed, on the Trade Date of a Transaction and in the manner contemplated by Rule 144(h) under the Securities Act, a notice on Form 144 relating to such Transaction contemplated hereby in form and substance that JPMorgan has informed Counterparty is acceptable to JPMorgan.

(xiv)  No Plan Assets. The assets of Counterparty do not constitute “plan assets” under the Employee Retirement Income Security Act of 1974, as amended, the Department of Labor Regulations promulgated thereunder or similar law.

(xv)  No Registered Sales. Counterparty has not sold any Shares pursuant to an effective registration statement at any time during the 30 days prior to the Trade Date, and will not make any such sales of Shares at any time during the Initial Hedging Period or during the 30 days following the Hedge Completion Date.

(g)  U.S. Private Placement Representations. Each of JPMorgan and Counterparty hereby represents and warrants to the other party as of the Trade Date of each Transaction that:

(i)  It is an “accredited investor” (as defined in Regulation D under the Securities Act) and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of such Transaction, and it is able to bear the economic risk of such Transaction.

(ii)  It is entering into such Transaction for its own account and not with a view to the distribution or resale of such Transaction or its rights thereunder except pursuant to a registration statement declared effective under, or an exemption from the registration requirements of, the Securities Act.

(h)  Schedule Provisions. The Agreement is further supplemented by the following provisions:

(i)   Termination Provisions.

(A)  “Specified Entity” means with relation to JPMorgan and Counterparty: None.

(B)  The “Cross Default” provisions of Section 5(a)(vi) of the Agreement and the “Credit Event Upon Merger” provisions of Section 5(b)(v) of the Agreement will apply to Counterparty and to JPMorgan; provided, that the following language shall be added to the end of Section 5(a)(vi) “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (x) the default was caused solely by error or omission of an administrative or operational nature; (y) funds were available to enable the party to make the payment when due; and (z) the payment is made within two Local Business Days of such party’s receipt of written notice of its failure to pay.” and provided, further, that, for purposes of Section 5(b)(v) of the Agreement, if the applicable party has long term, unsecured and unsubordinated indebtedness or deposits which is or are publicly rated (such rating, a “Credit Rating”) by Moody’s Investor Services, Inc. (“Moody’s”), Standard and Poors Ratings Group (“S&P”) or any other internationally recognized rating agency (a “Rating Agency”), then the words “materially weaker” in line 6 of Section 5(b)(v) shall mean that the Credit Rating of such party (or, if applicable, the Credit Support Provider of such party) shall be rated lower than Baa3 by Moody’s, or lower than BBB- by S&P or, in the event that there is no Credit Rating by either Moody’s or S&P applicable to such party (or, if applicable, the Credit Support Provider of such party) but such party’s long-term indebtedness or deposits is or are rated by a Rating Agency, lower than a rating equivalent to the foregoing by such Rating Agency.

For purposes of such provisions:

(A)  “Specified Indebtedness” will have the meaning specified in Section 14 of the Agreement, except that such term shall not include obligations in respect of deposits received in the ordinary course of a party’s banking business.

(B)  “Threshold Amount” means (x) in relation to JPMorgan, an amount equal to three percent (3%) of the shareholders’ equity of JPMorgan’s ultimate parent and (y) in relation to Counterparty, three percent (3%) of Counterparty’s net asset value.

(ii)   Multiple Transaction Payment Netting shall apply for the purpose of Section 2(c) of the Agreement to all Transactions under this Master Confirmation.

(iii)   All information and documentation provided to JPMorgan pursuant to Sections 2(d) and (f) of this Master Confirmation shall be covered by Counterparty’s representations pursuant to Section 3(d) of the Agreement.

(iv)  The Agreement will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine).

(i)  Sale of Additional Shares. JPMorgan agrees with Counterparty that an affiliate of JPMorgan that is registered as a broker and a dealer with the SEC and is a “market maker” or a “block positioner,” as such terms are used in Rule 144 under the Securities Act, with respect to the Shares shall, as promptly as practicable consistent with market conditions, introduce into the public market a quantity of securities of the same class as the Shares equal to the Number of Transaction Shares minus the number of securities of such class sold in connection with JPMorgan’s Initial Hedge Position.

(j)  Interpretive Letters. The parties intend that this Master Confirmation and each Supplemental Confirmation hereunder constitute “binding commitments” (with respect to each Transaction with an Initial Hedging Period) and “Contracts” as described in the letter dated December 14, 1999 submitted by Robert W. Reeder and Alan L. Beller to Michael Hyatte of the staff of the SEC (the “Staff”) to which the Staff responded in an interpretative letter dated December 20, 1999 (the “1999 Interpretive Letter”) or “contracts” as described in the letter dated November 30, 2011 submitted by Robert T. Plesnarski and Glen A. Rae to Thomas Kim of the Staff to which the Staff responded in an interpretive letter dated December 1, 2011 (the “2011 Interpretive Letter” and, together with the 1999 Interpretive Letter, the “Interpretive Letters”).

(k)  Section 12(a) of the Agreement is hereby amended by (1) deleting the phrase “or email” in the third line thereof, (2) deleting the phrase “or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day” in the final clause thereof, and (3) adding the following words at the end of (vi) “provided, that the parties agree that an electronic “delivery receipt” generated in connection with the dispatch of such e-mail shall constitute sufficient evidence of delivery of such notice,”.

3.  COLLATERAL PROVISIONS:

(a) Definitions.

(i)  As used in this Master Confirmation, the following words and phrases shall have the following meanings:

“Authorized Officer” of Counterparty means any officer as to whom Counterparty shall have delivered notice to the Collateral Agent that such officer is authorized to act hereunder on behalf of Counterparty.

“Collateral Event of Default” means, at any time, the occurrence of either of the following: (A) failure of the Collateral to include, as Eligible Collateral for each Transaction hereunder, at least a number of Shares equal to the Number of Transaction Shares or (B) failure at any time of the Security Interests to constitute valid and perfected security interests in all of the Collateral, subject to no prior or equal Lien, and, with respect to any Collateral consisting of securities or security entitlements, as to which the Collateral Agent has, on behalf of JPMorgan, control, or, in each case, assertion of such by Counterparty in writing. Any Collateral Event of Default shall be an Event of Default under the Agreement with respect to which Counterparty shall be the Defaulting Party.

“Collateral Account” means the custody account of Counterparty maintained on the books of the Collateral Agent (in its capacity as securities intermediary) to which Collateral delivered hereunder is credited with account number [_____] (as the same may be redesignated, renumbered or otherwise modified).

“Control Agreement” means a securities account control agreement or other similar agreement executed by a securities intermediary, including without limitation any master securities control agreement among the Collateral Agent and any of its affiliates, as amended from time to time, pursuant to which such securities intermediary agrees to comply with entitlement orders originated by the Collateral Agent with respect to the Collateral without further consent by Counterparty.

“Early Termination Event” means (i) an Event of Default with respect to which Counterparty is the Defaulting Party or (ii) (A) any Additional Termination Event with respect to which Counterparty is an

Affected Party or (B) any other Termination Event with respect to which Counterparty is an Affected Party for which an Early Termination Date has occurred or been designated and Counterparty has not satisfied in full its payment obligation under Section 6(d)(ii)(2) of the Master Agreement when due.

“Eligible Collateral” means Shares; provided that Counterparty has good and marketable title thereto, free of all Liens (other than the Security Interests) and Transfer Restrictions and that the Collateral Agent has a valid, first priority perfected security interest therein, a first lien thereon and control with respect thereto.

“Existing Transfer Restrictions” means Transfer Restrictions existing with respect to any securities by virtue of the fact that Counterparty may be an “affiliate” of the Issuer (as such term is defined in Rule 144 under the Securities Act).

“Lien” means any lien, mortgage, security interest, pledge, charge, adverse claim or encumbrance of any kind.

“Pledged Items” means, as of any date, any and all securities and instruments delivered by Counterparty to be held by the Collateral Agent under this Section 3 as Collateral.

“Security Interests” means the security interests in the Collateral created hereby.

“Transfer Restriction” means, with respect to any security or other property, any condition to or restriction on the ability of the holder thereof to sell, assign or otherwise transfer such security or other property or to enforce the provisions thereof or of any document related thereto whether set forth in such security or other property itself or in any document related thereto, including without limitation (A) any requirement that any sale, assignment or other transfer or enforcement of such security or other property be consented to or approved by any Person, including without limitation the issuer thereof or any other obligor thereon, (B) any limitations on the type or status, financial or otherwise, of any purchaser, pledgee, assignee or transferee of such security or other property, (C) any requirement of the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document of any Person to the issuer of, any other obligor on or any registrar or transfer agent for, such security or other property, prior to the sale, pledge, assignment or other transfer or enforcement of such security or other property, (D) any registration or qualification requirement or prospectus delivery requirement for such security or other property pursuant to any federal, state or foreign securities law (including without limitation any such requirement arising under the Securities Act) and (E) any legend or other notification appearing on any certificate representing such property to the effect that any such condition or restriction exists; provided that the required delivery of any assignment, instruction or entitlement order from the seller, Counterparty, assignor or transferor of such security or other property, together with any evidence of the corporate or other authority of such Person, shall not constitute a “Transfer Restriction.”

“UCC” means the Uniform Commercial Code as in effect in the State of New York.

(ii)  Except as otherwise set forth herein, each of the following terms as used herein shall have the meanings given such term in the UCC section set forth opposite such term:

Term	Section
certificated security	8-102(a)(4)
control	8-106 and 9-106
financial assets	8-102(a)(9)
investment property	9-102(a)(49)

location	9-307
Person	1-201(b)(27)
securities	8-102(a)(15)
securities intermediary	8-102(a)(14)
security entitlement	8-102(a)(17)
uncertificated security	8-102(a)(18)

(b)  The Security Interests. In order to secure the full and punctual observance and performance of all present and future obligations of Counterparty to JPMorgan under the Agreement (including without limitation all obligations of Counterparty under Sections 2 and 6 of the Agreement), this Master Confirmation and each Transaction hereunder:

(i)  Counterparty hereby assigns, pledges and grants to the Collateral Agent, as agent of and for the benefit of JPMorgan, security interests in and to, and a lien upon and right of set-off against, all of Counterparty’s right, title and interest in and to (A) the Pledged Items described in Section 3(b)(ii) hereof and any Pledged Items identified in any certificate delivered by Counterparty pursuant to Section 3(d)(i) hereof; (B) all additions to such Pledged Items (including without limitation any securities, instruments or other property delivered or pledged pursuant to Section 3(c)(i) or 3(d)(i) hereof (such additions, the “Additions”)); (C) the Collateral Account and all cash, securities (including Shares), investment property, financial assets, and other property that may from time to time be deposited in, credited to, or held or carried in the Collateral Account and all security entitlements with respect to any of the foregoing; and (D) all income, proceeds (as defined in the UCC) and collections received or to be received, or derived or to be derived, now or at any time hereafter from or in connection with the Collateral described in clauses (A) through (C) above (collectively, the “Collateral”).

(ii)  On or prior to the Trade Date of such Transaction, Counterparty shall deliver to the Collateral Agent in pledge hereunder Eligible Collateral consisting of a number of Shares equal to the Number of Transaction Shares for such Transaction (the “Initial Pledged Securities”). Such Shares shall be in book-entry form without any restrictive legends, and shall be registered in the name of the DTC’s nominee, maintained in the form of book entries on the books of the DTC, and shall be allowed to be settled through DTC’s regular book-entry settlement services. As used herein, “DTC” means The Depository Trust Company.

(iii)  The Security Interests are granted as security only and shall not subject the Collateral Agent or JPMorgan to, or transfer or in any way affect or modify, any obligation or liability of Counterparty or the Issuer with respect to any of the Collateral or any transaction in connection therewith.

(iv)  The parties hereto expressly agree that the Collateral Account is a securities account and all rights, assets and property at any time held therein or credited thereto as Collateral hereunder shall be treated as financial assets within the meaning of Article 8 of the UCC. To the extent that the Collateral Agent acts in the capacity of securities intermediary in respect of any of the Collateral hereunder, it hereby agrees, in such capacity, to comply with any “entitlement order” (as defined in Section 8-102 of the UCC) originated by the Collateral Agent or JPMorgan relating to such Collateral without further consent by Counterparty or any other person. Counterparty consents to the foregoing agreement by the Collateral Agent in its capacity as securities intermediary. Each of Collateral Agent (acting solely in its capacity as secured party and not as securities intermediary) and JPMorgan hereby covenants with Counterparty, solely among themselves and for the benefit of Counterparty, that it will not originate entitlement orders concerning the Collateral, except in accordance with the Agreement and this Master Confirmation. The foregoing covenant is for the benefit of Counterparty only and will not be deemed to constitute a limitation on JPMorgan’s or Collateral Agent’s right, as between Collateral Agent (in its capacity as securities intermediary) and JPMorgan and Collateral Agent (as the secured parties hereunder), to originate entitlement orders with respect to the Collateral or on Collateral Agent’s obligation (in its capacity as securities intermediary) to comply with those entitlement orders.

(v)  If such Transaction has an Initial Hedging Period, on or promptly after the Hedge Completion Date, if the Number of Transaction Shares as specified in the related Trade Notification is less than the Initial Pledged Securities, the Collateral Agent shall release to Counterparty the excess (if any) of (x) the Initial Pledged Securities held by the Collateral Agent as Collateral hereunder over (y) the Number of Transaction Shares as specified in the related Trade Notification.

(c)  Certain Covenants of Counterparty. Counterparty agrees that, so long as any of Counterparty’s obligations under the Agreement (including without limitation all obligations of Counterparty under Sections 2 and 6 of the Agreement), this Master Confirmation and any Transaction hereunder remains outstanding (other than contingent indemnification obligations for which no claim has been asserted):

(i)  Counterparty shall ensure at all times that a Collateral Event of Default shall not occur, and shall pledge additional Collateral in the manner described in Sections 3(d)(i) and 3(d)(ii) hereof as necessary to cause such requirement to be met.

(ii)  Counterparty shall, at the expense of Counterparty and in such manner and form as JPMorgan or the Collateral Agent may reasonably require, give, execute, deliver, file and record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable in order to (A) create, preserve, perfect, substantiate or validate any security interest granted pursuant hereto, (B) create or maintain control with respect to any such security interests in any investment property or (C) enable the Collateral Agent to exercise and enforce its rights and the rights of JPMorgan hereunder with respect to such security interest. Counterparty hereby authorizes the Collateral Agent to file such financing statements, naming Counterparty as debtor and providing such description of Collateral, as the Collateral Agent deems necessary or advisable.

(iii)  Counterparty shall warrant and defend Counterparty’s title to the Collateral, subject to the rights of the Collateral Agent and JPMorgan, against the claims and demands of all Persons. The Collateral Agent and JPMorgan (or, as they may agree, one of them) may elect, but without an obligation to do so, to discharge any Lien of any third party on any of the Collateral.

(iv)  Counterparty agrees that Counterparty shall not change any of (A) Counterparty’s name, or (B) Counterparty’s location, unless in any such case (x) Counterparty shall have given the Collateral Agent not less than 30 days’ prior notice thereof and (y) such change shall not cause any of the Security Interests to become unperfected, cause JPMorgan to cease to have control in respect of any of the Security Interests in any Collateral consisting of investment property or subject any Collateral to any other Lien.

(v)  Counterparty agrees that Counterparty shall not (A) create or permit to exist any Lien (other than the Security Interests) or any Transfer Restriction (other than the Existing Transfer Restrictions) upon or with respect to the Collateral, (B) sell or otherwise dispose of, or grant any option with respect to, any of the Collateral or (C) enter into or consent to (x) any agreement (other than this Master Confirmation or any Control Agreement referred to in Section 3(d)(ii)(C)) that restricts in any manner the rights of any present or future owner of any Collateral with respect thereto or (y) any agreement (other than any Control Agreement referred to in Section 3(d)(ii)(C) hereof among Collateral Agent and its affiliates) pursuant to which any Person other than Counterparty, the Collateral Agent, JPMorgan and any securities intermediary through which any of the Collateral is held (but, in the case of any such securities intermediary, only in respect of Collateral held through it) has or will have control in respect of any Collateral.

(d)  Administration of the Collateral and Valuation of the Securities.

(i)  Counterparty may pledge hereunder additional Collateral acceptable to JPMorgan at any time by delivery of such Collateral pursuant to subsection (ii) below. Concurrently with the delivery of any additional Eligible Collateral, Counterparty shall deliver to the Collateral Agent a certificate of an Authorized Officer of Counterparty substantially in the form of Exhibit C hereto and dated the date of such delivery, (A) identifying the additional items of Eligible Collateral being pledged and (B) certifying that with respect to such items of additional Eligible Collateral the representations and warranties contained in Section 2(f)(vi) hereof are true and correct with respect to such Eligible Collateral on and as of the date thereof.

(ii)  Any delivery of any securities or security entitlements as Collateral to the Collateral Agent by Counterparty shall be effected (A) in the case of Collateral consisting of certificated securities registered in the name of Counterparty, by delivery of certificates representing such securities to the Collateral Agent, accompanied by any required transfer tax stamps, and in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank (including any related documentation required by the transfer agent for such securities in connection with effecting or registering transfer), with signatures appropriately guaranteed, all in form and substance satisfactory to the Collateral Agent, (B) in the case of Collateral consisting of uncertificated securities registered in the name of Counterparty, by transmission by Counterparty of an instruction to the issuer of such securities instructing such issuer to register such securities in the name of the Collateral Agent or its nominee, accompanied by any required transfer tax stamps, and the issuer’s compliance with such instructions, (C) in the case of securities in respect of which security entitlements are held by Counterparty through a securities intermediary other than the Collateral Agent, by the crediting of such securities, accompanied by any required transfer tax stamps, to a securities account of the Collateral Agent or Counterparty at such securities intermediary or, at the option of the Collateral Agent, at another securities intermediary satisfactory to the Collateral Agent and, if such securities account is an account of Counterparty, the execution by such securities intermediary, Counterparty and the Collateral Agent of a Control Agreement in form and substance satisfactory to the Collateral Agent and (D) in the case of securities in respect of which security entitlements are held by Counterparty through the Collateral Agent as Counterparty’s securities intermediary, by the grant of the Security Interests hereunder and the crediting of such security entitlements to the Collateral Account. Counterparty hereby consents to, and agrees to be bound by, any Control Agreement referred to in clause (C) above, including without limitation the agreement of any securities intermediary to comply with entitlement orders of the Collateral Agent pursuant thereto.

(iii)  If on any Scheduled Trading Day the Collateral Agent determines that a Collateral Event of Default shall have occurred, the Collateral Agent shall promptly notify Counterparty of such determination by telephone call to an Authorized Officer of Counterparty followed by a written confirmation of such call.

(iv)  If on any Scheduled Trading Day the Collateral Agent determines that no Early Termination Event or failure by Counterparty to meet any of Counterparty’s obligations under Section 3(c) or 3(d) hereof has occurred and is continuing, Counterparty may obtain the release from the Security Interests of any Collateral upon delivery to the Collateral Agent of a written notice from an Authorized Officer of Counterparty indicating the items of Collateral to be released so long as, after such release, no Collateral Event of Default shall have occurred.

(v)  The Collateral Agent may at any time or from time to time following the occurrence and during the continuance of an Early Termination Event, in its sole discretion, or otherwise upon agreement of the parties, cause any or all of the Collateral that is registered in the name of Counterparty or Counterparty’s nominee to be transferred of record into the name of the Collateral Agent or Collateral Agent’s nominee. Counterparty shall promptly give to the Collateral Agent copies of any notices or other communications received by Counterparty with respect to Collateral that is registered, or held through a securities intermediary, in the name of Counterparty or Counterparty’s nominee and the Collateral Agent shall promptly give to Counterparty copies of notices and communications received by the Collateral Agent with respect to Collateral that is registered, or held through a securities intermediary, in the name of the Collateral Agent or its nominee; provided that (A) the Collateral Agent shall only be required to deliver such notices or other communications as have actually been received by it in respect of the Collateral and (B) the Collateral Agent shall only be required to make such deliveries as quickly as reasonably practicable after its receipt of such notices or other communications; provided, further, that proxies, powers of attorney, consents, ratifications and waivers in respect of any of the Collateral that is registered, or held through a securities intermediary, in the name of the Collateral Agent or its nominee shall be subject to Section 3(e)(ii) hereof and shall not be subject to this Section 3(d)(v). Except as specifically set forth herein, the Collateral Agent shall have no further obligation to ascertain, or to notify Counterparty of, the occurrence of any events or actions concerning Collateral that is registered, or held through a securities intermediary, in the name of the Collateral Agent or its nominee and the Collateral Agent shall not be deemed to assume any such further obligation as a result of its establishment of any internal procedures with respect to any securities in its possession.

(vi)  Counterparty agrees that Counterparty shall forthwith upon demand pay to the Collateral Agent:

(A)  the amount of any taxes that the Collateral Agent or JPMorgan may have been required to pay by reason of the Security Interests or to free any of the Collateral from any Lien thereon; provided that the Collateral Agent or JPMorgan, as the case may be, shall use reasonable efforts to notify Counterparty in writing of the amount of such taxes upon a determination by the Collateral Agent or JPMorgan of its intent to pay such taxes prior to the payment thereof, and

(B)  the amount of any and all reasonable out-of-pocket expenses, including the reasonable fees and disbursements of outside counsel and of any other experts, that the Collateral Agent or JPMorgan may incur in connection with (1) the enforcement of this Section 3, including such expenses as are incurred to preserve the value of the Collateral and the validity, perfection, rank and value of the Security Interests, (2) the collection, sale or other disposition of any of the Collateral, (3) the exercise by the Collateral Agent of any of the rights conferred upon it hereunder or (4) any Early Termination Event.

Any such amount not paid on demand shall bear interest (computed on the basis of a year of 360 days and payable for the actual number of days elapsed) at a rate per annum equal to 2% plus the rate announced from time to time by JPMorgan as its prime rate.

(e)  Income and Voting Rights in Collateral.

(i)  Subject to Section 3(d)(iv), the Collateral Agent shall have the right to receive and retain as Collateral hereunder all proceeds of the Collateral, excluding interest (“Interest Proceeds”); provided that the Collateral Agent shall have the right to receive and retain as Collateral hereunder any and all proceeds of the Collateral, including without limitation any Interest Proceeds, upon the occurrence and during the continuance of an Early Termination Event (such proceeds, in either case, “Retained Proceeds”), and Counterparty shall take all such action as the Collateral Agent shall deem necessary or appropriate to give effect to such right. All such Retained Proceeds shall be received in trust for the benefit of the Collateral Agent and JPMorgan and, if the Collateral Agent so directs, shall be segregated from other funds of Counterparty and shall, forthwith upon demand by the Collateral Agent, be paid over to the Collateral Agent as Collateral in the same form as received (with any necessary endorsement). After all Early Termination Events have been cured, the Collateral Agent’s right to retain Interest Proceeds under this Section 3(e)(i) shall cease and the Collateral Agent shall pay over to Counterparty any such Collateral consisting of Interest Proceeds retained by it during the continuance of any such Early Termination Event.

(ii)  Unless an Early Termination Event shall have occurred and be continuing, Counterparty shall have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to the Collateral, and the Collateral Agent shall promptly notify Counterparty in accordance with its customary and then-existing procedures after its receipt of any proxies, powers of attorney, consents, ratifications or waivers in respect of any of the Collateral and, upon receiving a written request from Counterparty stating that no Early Termination Event shall have occurred and be continuing, deliver to Counterparty or as specified in such request such proxies, powers of attorney, consents, ratifications and waivers in respect of any of the Collateral that is registered, or held through a securities intermediary, in the name of the

Collateral Agent or its nominee as shall be specified in such request; provided, however, that (A) the Collateral Agent shall only be required to deliver such proxies, powers of attorneys, consents, ratifications and waivers as have actually been received by it in respect of the Collateral and (B) the Collateral Agent shall only be required to make such deliveries as quickly as reasonably practicable after its receipt of the relevant documents and the written request.

(iii)  If an Early Termination Event shall have occurred and be continuing, the Collateral Agent shall have the right, to the extent permitted by law, and Counterparty shall take all such action as may be reasonably requested by the Collateral Agent and necessary or appropriate to give effect to such right, to vote and to give consents, ratifications and waivers, and to take any other action with respect to any or all of the Collateral with the same force and effect as if the Collateral Agent were the absolute and sole owner thereof.

(f)  Remedies upon Early Termination Events.

(i)  If any Early Termination Event shall have occurred and be continuing, the Collateral Agent may exercise on behalf of JPMorgan all the rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) and, in addition, without being required to give any notice, except as may be required by mandatory provisions of law, may, if a Counterparty Payment Event (as defined in Section 4(i) hereof) occurs and any Counterparty Payment Amount (as defined in Section 4(i) hereof) has not been paid by 12:00 p.m., New York City time, on the date on which it is due: (A) deliver all Collateral consisting of Shares or Converted Property (as defined in Section 4(i) hereof), but not in excess of the number thereof that Counterparty is obligated to deliver pursuant to Section 4(i) hereof, to an affiliate of JPMorgan designated by JPMorgan on the date such Shares are required to be delivered hereunder in satisfaction of Counterparty’s obligations to deliver Shares under such Section 4(i) (such delivery, a “Self-Delivery”), whereupon such affiliate shall hold such Shares absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of Counterparty that may be waived or any other right or claim of Counterparty, and Counterparty, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal that Counterparty has or may have under any law now existing or hereafter adopted; and (B) if such Self-Delivery shall be insufficient to satisfy in full all of the obligations of Counterparty under the Agreement or hereunder, sell all of the remaining Collateral, or such lesser portion thereof as may be necessary to generate proceeds sufficient to satisfy in full all of the obligations of Counterparty under the Agreement or hereunder.

(ii)  Counterparty hereby irrevocably appoints the Collateral Agent as Counterparty’s true and lawful attorney (which power of attorney is coupled with an interest), with full power of substitution, in the name of Counterparty, the Collateral Agent or JPMorgan or otherwise, for the sole use and benefit of the Collateral Agent and JPMorgan, but at the expense of Counterparty, to the extent permitted by law, to exercise, at any time and from time to time while an Early Termination Event has occurred and is continuing, all or any of the following powers with respect to all or any of the Collateral:

(A)  to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof,

(B)  to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

(C)  to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually as if the Collateral Agent were the absolute owner thereof and in connection therewith, to make all necessary deeds, bills of sale, instruments of assignment, transfer or conveyance of the property, and all instructions and entitlement orders in respect of the property thus to be (or that is being or has been) sold, transferred, assigned or otherwise dealt in, and

(D)  to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto;

provided that the Collateral Agent shall give Counterparty not less than one day’s prior written notice of the time and place of any sale or other intended disposition of any of the Collateral, except any Collateral that threatens to decline speedily in value, including without limitation equity securities, or is of a type customarily sold on a recognized market. The Collateral Agent and Counterparty agree that such notice constitutes “reasonable authenticated notification” within the meaning of Section 9-611 of the UCC. If so requested by the Collateral Agent, by JPMorgan or by any buyer of the Collateral or a portion thereof, Counterparty shall further ratify and confirm any action taken pursuant to such power of attorney by executing and delivering to the Collateral Agent, to JPMorgan or to such buyer or buyers at the expense of Counterparty all proper deeds, bills of sale, instruments of assignment, conveyance or transfer, releases, instructions and entitlement orders as may be designated in any such request.

(iii)  Counterparty recognizes that JPMorgan may choose or be required under applicable law to effect a sale of all or a part of the Collateral by means of one or more private sales, and that the purchasers in such private sales may be obliged to agree, among other things, to acquire such Collateral for their own account and not with a view to the distribution or resale thereof except pursuant to a registration statement declared effective under, or an exemption from the registration requirements of, the Securities Act. Counterparty agrees that private sales so made may be at prices and other terms less favorable to the seller than if such Collateral were sold at public sales, and that JPMorgan has no obligation to delay sale of any such Collateral for the period of time necessary to permit a public sale thereof, including without limitation to allow the issuer of such Collateral, even if such issuer would agree, to register such Collateral for public sale under such applicable securities laws. Counterparty agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

(iv)  Counterparty hereby (i) acknowledges that selling or otherwise disposing of Collateral consisting of Shares in accordance with the restrictions set forth in Section 4(a) and the other provisions of this Master Confirmation may result in prices and terms less favorable to the Collateral Agent and/or JPMorgan than those that could be obtained by selling or otherwise disposing of any such Shares at one time in a single transaction and (ii) agrees and acknowledges that no method of sale or other disposition of the available portion of any such Shares shall be deemed commercially unreasonable because of any action taken or not taken by the Collateral Agent and/or JPMorgan to comply with such restrictions. For the avoidance of doubt, the inability of the Collateral Agent and/or JPMorgan to acquire, receive or exercise rights with respect to Collateral consisting of Shares at any time as a result of Section 4(a) below shall not preclude the Collateral Agent and/or JPMorgan from taking such action at a later time when such inability no longer exists. Notwithstanding any provision of this Master Confirmation to the contrary, none of the Collateral Agent or JPMorgan shall become the record or beneficial owner, or otherwise have any rights as a holder, of any Collateral consisting of Shares that the Collateral Agent and/or JPMorgan is not entitled to exercise any other remedies in respect of at any time until such time as the Collateral Agent and/or JPMorgan is permitted to exercise such remedies in respect thereof pursuant to the limitations set forth in Section 4(a).

(g)  The Collateral Agent.

(i)  JPMorgan hereby irrevocably appoints and authorizes the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Section 3 as are delegated to the Collateral Agent by the terms hereof, together with all such powers as are reasonably incidental thereto.

(ii)  The obligations of the Collateral Agent hereunder are only those expressly set forth in this Section 3.

(iii)  The Collateral Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

(iv)  Neither the Collateral Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection with this Section 3 (A) with the consent or at the request of JPMorgan or (B) in the absence of its own gross negligence or willful misconduct. The Collateral Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

(v)  Counterparty shall indemnify the Collateral Agent against any cost, expense (including reasonable outside counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Collateral Agent’s gross negligence or willful misconduct) that the Collateral Agent may suffer or incur in connection with this Section 3 or any action taken or omitted by the Collateral Agent under this Section 3. This section shall not apply with respect to Taxes other than Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(vi)  Beyond the exercise of reasonable care in the custody thereof, the Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent, bailee, clearing corporation or securities intermediary or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if the Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any agent, bailee, clearing corporation or securities intermediary selected by the Collateral Agent in good faith (or selected by an agent, bailee, clearing corporation or securities intermediary so selected by the Collateral Agent or by any agent, bailee, clearing corporation or securities intermediary selected in accordance with this parenthetical phrase).

(vii)  Any corporation or association into which the Collateral Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its agency business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which it is a party, shall, subject to the prior written consent of JPMorgan, be and become a successor Collateral Agent hereunder and vested with all of the title to the Collateral and all of the powers, discretions, immunities, privileges and other matters as was its predecessor without, except as provided above, the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

(h)  Miscellaneous.

(i)  Any securities intermediary that executes a Control Agreement and its successors and assigns shall be entitled to rely on the consent and agreement of Counterparty in Section 3(d)(ii) as if such consent had been given directly to, and such agreement had been made directly with, such securities intermediary.

(ii)  As to Pledged Items located in any jurisdiction other than the State of New York, the Collateral Agent on behalf of JPMorgan shall have, in addition to any rights under the laws of the State of New York, all of the rights to which a secured party is entitled under the laws of such other jurisdiction. The parties hereto hereby agree that the securities intermediary’s jurisdiction (within the meaning of Section 8-110(e) of the UCC) with respect to the Collateral Agent, insofar as it acts as a securities intermediary hereunder or in respect hereof, is the State of New York.

(i)  No Right to Rehypothecate Securities. So long as no Early Termination Event has occurred, JPMorgan shall not have the right to sell, pledge, rehypothecate, assign, invest, use, commingle or otherwise dispose of, or otherwise use in its business, any Collateral.

(j)  Termination of Security Interest. The rights hereby granted by Counterparty in the Collateral shall cease, terminate and be void upon fulfilment of all of the obligations of Counterparty under each Transaction hereunder (other than contingent indemnification obligations for which no claim has been asserted). Any Collateral remaining at the time of such termination shall be fully released and discharged from the Security Interests and delivered to Counterparty by the Collateral Agent, all at the request and expense of Counterparty, and the Collateral Agent and JPMorgan agree to execute and deliver all termination and releases, UCC-3 termination statements, termination notices under any Control Agreements and any other documents of release as reasonably requested by Counterparty to evidence and effectuate such termination, all at the expense of Counterparty.

4.  MISCELLANEOUS:

(a)  Limit on Beneficial Ownership. Notwithstanding any other provisions hereof, JPMorgan may not take delivery of any Shares deliverable hereunder or exercise remedies as described in Section 3 hereof in respect of Shares constituting Collateral (any such exercise, delivery or exercise of remedies, a “Share Acquisition”) and Automatic Physical Settlement shall not apply to the extent (but only to the extent) that, after such Share Acquisition, (i) the Section 16 Percentage would exceed 7.5%, or (ii) the Share Amount would exceed the Applicable Share Limit. Any purported Share Acquisition hereunder shall be void and have no effect to the extent (but only to the extent) that, after such Share Acquisition, (i) the Section 16 Percentage would exceed 7.5%, or (ii) the Share Amount would exceed the Applicable Share Limit. If any Share Acquisition hereunder is not made, in whole or in part, as a result of this provision, Counterparty’s obligations in respect of such Share Acquisition shall not be extinguished and Counterparty shall fulfill such obligations as promptly as practicable after, but in no event later than one Scheduled Trading Day after, JPMorgan gives notice to Counterparty that, after such Share Acquisition, (i) the Section 16 Percentage would not exceed 7.5%, and (ii) the Share Amount would not exceed the Applicable Share Limit. “Section 16 Percentage” as of any day is the fraction, expressed as a percentage, (A) the numerator of which is the number of Shares that JPMorgan and any of its affiliates or any other person subject to aggregation with JPMorgan for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act, or any “group” (within the meaning of Section 13) of which JPMorgan is or may be deemed to be a part beneficially owns (within the meaning of Section 13 of the Exchange Act), without duplication, on such day (or, to the extent that for any reason the equivalent calculation under Section 16 of the Exchange Act and the rules and regulations thereunder results in a higher number, such higher number) and (B) the denominator of which is the number of Shares outstanding on such day. The “Share Amount” as of any day is the number of Shares that JPMorgan and any person whose ownership position would be aggregated with that of JPMorgan (JPMorgan or any such person, a “JPMorgan Person”) under any law, rule, regulation or regulatory order (including, without limitation, under the Investment Company Act) or any organizational documents of the Issuer or any agreement to which Counterparty is a party that are, in each case, applicable to ownership of Shares (“Applicable Restrictions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership of under any Applicable Restriction, as determined by JPMorgan in its reasonable discretion. The “Applicable Share Limit” means a number of Shares equal to (A) the minimum number of Shares that, in JPMorgan’s reasonable judgment based on advice of counsel, could give rise to reporting or registration obligations (except for any filing requirements on Form 13F, Schedule 13D or Schedule 13G under the Exchange Act, in each case, as in effect on the relevant Trade Date, applicable to a Section 16 Percentage of 7.5% or less) or other requirements (including obtaining prior approval from any person or entity) of a JPMorgan Person, or would result in an adverse effect on a JPMorgan Person (including, without limitation, any limitation or restrictions on JPMorgan’s or any of its Affiliates ability to enter into principal transactions with the Issuer or its Affiliates or deal in their securities, or being deemed an “Affiliated Person” (as defined in the Investment Company Act) of the Issuer or any of its affiliates), under any Applicable Restriction, as determined by JPMorgan in its reasonable discretion, minus (B) 1% of the number of Shares outstanding.

(b)  Right to Extend. JPMorgan may postpone, in whole or in part, any Valuation Date or any other date of valuation or delivery (in which event the Calculation Agent shall make appropriate adjustments to the Number of Shares with respect to one or more Components of any Transaction hereunder) if JPMorgan determines, in its reasonable judgment and, in respect of clause (ii) below, based on advice of counsel, that such extension is reasonably necessary or appropriate to (i) preserve JPMorgan’s commercially reasonable hedging or hedge unwind activity hereunder in light of existing liquidity conditions (but only if there is a material decrease in liquidity relative to the applicable Trade Date) or (ii) to enable JPMorgan to effect purchases or sales of Shares in connection with its commercially reasonable hedging, hedge unwind or settlement activity hereunder in a manner that is in compliance with applicable legal, regulatory or self-regulatory requirements, or with related policies and procedures applicable to JPMorgan (so long as such policies and procedures are related to legal, regulatory or self-regulatory issues and are generally applicable in similar situations and applied to similar transactions in a non-discriminatory manner); provided that no such Valuation Date or other date of valuation or delivery may be postponed more than a number of Scheduled Trading Days after the original Valuation Date or other date of valuation or delivery, as the case may be, equal to the Number of Components for the relevant Transaction.

(c)  Amendments to the Equity Definitions. The following amendments shall be made to the Equity Definitions:

(i)  Section 11.2(a) of the Equity Definitions is hereby amended by deleting the words “a diluting or concentrative” and replacing them with “a material economic” and adding the following words at the end thereof “or options on such Shares”;

(ii)  Section 11.2(c) of the Equity Definitions is hereby amended by (x) replacing the words “a diluting or concentrative” with “a material economic”, and (y) deleting the phrase “(provided that no adjustments will be made to account solely for changes in volatility, expected dividends, stock loan rate or liquidity relative to the relevant Shares)” and replacing it with the phrase “(and, for the avoidance of doubt, except in the case of a Potential Adjustment Event as described in Section 11.2(e)(i), Section 11.2(e)(ii)(A), Section 11.2(e)(ii)(B) or Section 11.2(e)(iv) of the Equity Definitions, adjustments may be made to account solely for changes in volatility, expected dividends, stock loan rate or liquidity relative to the relevant Shares; in the case of a Potential Adjustment Event as described in Section 11.2(e)(i), Section 11.2(e)(ii)(A), Section 11.2(e)(ii)(B) or Section 11.2(e)(iv) of the Equity Definitions, adjustments may only be made for the dilutive or concentrative effect of such event and no adjustments will be made to account solely for changes in volatility, expected dividends, stock loan rate or liquidity relative to the relevant Shares)”;

(iii)  Section 11.2(e)(vii) of the Equity Definitions is hereby amended by deleting the words “a diluting or concentrative” and replacing them with the word “a material economic” and adding the following words at the end thereof “or options on such Shares as a result of a corporate event involving the Issuer”;

(iv)  Notwithstanding anything to the contrary contained herein or in the Equity Definitions, neither (1) open market Share repurchases at prevailing market prices nor (2) Share repurchases through a dealer pursuant to accelerated share repurchases, forward contracts or similar transactions (including without limitation any discount to average VWAP prices) that are entered into at prevailing market prices and in accordance with customary market terms for transactions of such type to repurchase the Shares shall be considered Potential Adjustment Events, so long as (A) the aggregate number of Shares repurchased during any 12-month period during the term of any Transaction pursuant to all such transactions described in subclauses (1) and (2) of this clause (iv) does not exceed 10% of the number of Shares outstanding as of the Trade Date for such Transaction and (B) the aggregate number of Shares repurchased during the term of any Transaction pursuant to all such transactions described in subclauses (1) and (2) of this clause (iv) does not exceed 30% of the number of Shares outstanding as of the Trade Date for such Transaction, in each case as determined by the Calculation Agent;

(v)  The parties hereto agree and acknowledge than any transaction or event that would have been (x) a Transformative Transaction if the Transformative Transaction Percentage were less than 35% or (y) a Tender Offer if the Tender Offer Percentage were less than 20%, as the case may be, shall not constitute a Potential Adjustment Event as set forth in Section 11.2(e)(vii) of the Equity Definitions.

(vi)  Section 12.6(a)(ii) of the Equity Definitions is hereby amended by (x) deleting from the fourth line thereof the word “or” after the word “official” and inserting a comma therefor, and (y) deleting the semi-colon at the end of subsection (B) thereof and inserting the following words therefor “or (C) at JPMorgan’s option, the occurrence of any of the events specified in Section 5(a)(vii)(1) through (9) of the ISDA 2002 Master Agreement with respect to that Issuer.”;

(vii)  Section 12.9(b)(iv) of the Equity Definitions is hereby amended by (x) deleting (1) subsection (A) in its entirety, (2) the phrase “or (B)” following subsection (A) and (3) the phrase “in each case” in subsection (B); and (y) deleting the phrase “neither the Non-Hedging Party nor the Lending Party lends Shares in the amount of the Hedging Shares or” in the penultimate sentence; and

(viii)  Section 12.9(b)(v) of the Equity Definitions is hereby amended by (1) inserting after the phrase “If such notice is not given” in the third sentence thereof the words “or the Non-Hedging Party has not elected an alternative specified in clause (A), (B) or (C) above”; and (2) deleting clause (X) and the words “or (Y)” in the final sentence.

(d)  Reserved.

(e)  Transfer or Assignment. Counterparty may not transfer any of its rights or obligations under any Transaction hereunder without the prior written consent of JPMorgan. JPMorgan may transfer or assign all or any part of its rights or obligations under any Transaction hereunder (A) without Counterparty’s consent, to any affiliate of JPMorgan (1) that has a rating for its long term, unsecured and unsubordinated indebtedness that is equal to or better than JPMorgan’s credit rating at the time of such transfer or assignment, or (2) whose obligations hereunder will be guaranteed, pursuant to the terms of a customary guarantee in a form used by JPMorgan generally for similar transactions, by JPMorgan or JPMorgan Chase & Co., (B) with Counterparty’s consent (such consent not to be unreasonably withheld or delayed) to any other third party with a rating for its long term, unsecured and unsubordinated indebtedness equal to or better than the lesser of (1) the credit rating of JPMorgan at the time of the transfer and (2) A- by Standard and Poor’s Rating Group, Inc. or its successor (“S&P”), or A3 by Moody’s Investor Service, Inc. (“Moody’s”) or, if either S&P or Moody’s ceases to rate such debt, at least an equivalent rating or better by a substitute rating agency mutually agreed by Counterparty and JPMorgan, or (C) with Counterparty’s consent (in its sole discretion) to any other third party; provided that, in each case (u) Counterparty will not be required, as a result of such transfer or assignment, to pay or deliver to the transferee or assignee on any payment or delivery date any payment or delivery greater than an amount that Counterparty would have been required to pay JPMorgan in the absence of such transfer or assignment (including, without limitation, pursuant to Section 2(d)(i)(4) of the Agreement), (v) Counterparty will not, as a result of such transfer or assignment, receive from the transferee or assignee on any payment or delivery date any payment or delivery less than the amount that Counterparty would have been entitled to receive from JPMorgan in the absence of such transfer or assignment, (w) such transfer or assignment will not cause a deemed exchange for Counterparty of such Transaction under Section 1001 of the Internal Revenue Code of 1986, as amended, (x) the transferee or assignee shall provide Counterparty with a complete and accurate U.S Internal Revenue Service Form W-8 or W-9 (as applicable), and shall make such Payee Tax Representations and provide such tax documentation as may be reasonably requested by Counterparty to permit Counterparty to determine that the results described in clauses (u), (v) and (w) will not occur upon or after such transfer and assignment, (y) no Event of Default, Potential Event of Default or Termination Event will occur as a result of such transfer or assignment and (z) JPMorgan shall be responsible for all reasonable costs and expenses, including reasonable counsel fees, incurred by Counterparty in connection with such transfer or assignment. JPMorgan shall provide prompt written notice to Counterparty following any such transfer or assignment. If at any time at which (A) the Section 16 Percentage exceeds 7.5%, (B) the Forward Equity Percentage exceeds 14.5%, or (C) the Share Amount exceeds the Applicable Share Limit (if any applies) (any such condition described in clauses (A), (B) or (C), an “Excess Ownership Position”), JPMorgan is unable after using its commercially reasonable efforts to effect a transfer or assignment of any Transaction hereunder to a third party on pricing terms reasonably acceptable to JPMorgan and within a time period reasonably acceptable to JPMorgan and in a manner that JPMorgan determines in its sole reasonable discretion (based on the advice of counsel) is in accordance with applicable law and interpretation (including without limitation the Interpretive Letters) such that no Excess Ownership Position exists, then JPMorgan may designate any Exchange Business Day as an Early Termination Date with respect to a portion of such Transaction (the “Terminated Portion”), such that following such partial termination no Excess Ownership Position exists. In the event that JPMorgan so designates an Early Termination Date with respect to a Terminated Portion, a payment shall be made pursuant to Section 6 of the Agreement as if (1) an Early Termination Date had been designated in respect of a Transaction having terms identical to such Transaction and a Number of Shares equal to the Number of Shares for the Terminated Portion, (2) Counterparty were the sole Affected Party with respect to such partial termination and (3) the Terminated Portion were the sole Affected Transaction. The “Forward Equity Percentage” as of any day is the fraction, expressed as a percentage, (A) the numerator of which is the aggregate Number of Transactions Shares for all Transactions hereunder, and (B) the denominator of which is the number of Shares outstanding.

(f)  Designation by JPMorgan. Notwithstanding any other provision in this Master Confirmation to the contrary requiring or allowing JPMorgan to purchase, sell, receive or deliver any Shares or other securities, or make or receive any payment in cash, to or from Counterparty, JPMorgan may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities, or make or receive such payment in cash, and otherwise to perform JPMorgan’s obligations in respect of any Transaction hereunder and any such designee may assume such obligations; provided, that (x) Counterparty will not be required, as a result of such designation, to pay or deliver to the designee on any payment or delivery date any payment or delivery greater than an amount that Counterparty would have been required to pay JPMorgan in the absence of such designation (including, without limitation, pursuant to Section 2(d)(i)(4) of the Agreement), and (y) Counterparty will not, as a result of such designation receive from the designee on any payment or delivery date any payment or delivery less than the amount that Counterparty would have been entitled to receive from JPMorgan in the absence of such designation. JPMorgan shall be discharged of its obligations to Counterparty to the extent of any such performance.

(g)  Non-confidentiality. JPMorgan and Counterparty agree that Counterparty and Counterparty’s employees, representatives, or other agents are authorized to disclose to any and all persons, without limitation of any kind, the U.S. Federal income tax treatment and U.S. Federal income tax structure of any Transaction hereunder and all analyses that have been provided to Counterparty relating to such tax treatment and tax structure.

(h)  Securities Contract. The parties hereto intend that (i) JPMorgan be a financial institution within the meaning of Section 101(22) of the Bankruptcy Code, (ii) the Agreement and this Master Confirmation, together with any Supplemental Confirmations and any related Trade Notification, be a securities contract, as such term is defined in Section 741(7) of the Bankruptcy Code, (iii) each and every transfer of funds, securities and other property under the Agreement and this Master Confirmation (and any Transaction hereunder) be a settlement payment or a margin payment and a transfer, as such terms are used in Section 546(e) of the Bankruptcy Code, (iv) the rights given to JPMorgan hereunder upon an Event of Default constitute a contractual right to cause the liquidation, termination or acceleration of a securities contract, a contraction right to offset or net out any termination value, payment amount or other transfer obligation and a contractual right under a security agreement or arrangement or other credit enhancement, as such terms are used in Sections 555 and 362(b)(6) of the Bankruptcy Code, and (v) JPMorgan be entitled to the protections afforded by, among other sections, Sections 362(b)(6), 362(o), 546(e), 548(d)(2), 555 and 561 of the Bankruptcy Code.

(i)  Payments on Early Termination. Upon the occurrence or effective designation of an Early Termination Date in respect of any Transaction hereunder or the determination of an amount owed following occurrence of an Extraordinary Event that results in the cancellation or termination of any Transaction hereunder pursuant to Article 12 of the Equity Definitions, if Counterparty would owe any amount to JPMorgan pursuant to Section 6(d)(ii) of the Agreement or any amount pursuant to Section 12.7 or 12.9 of the Equity Definitions (any such amount, a “Counterparty Payment Amount” and such event that would so result in Counterparty owing any such amount, a “Counterparty Payment Event”), then, if any Counterparty Payment Amount has not been paid by 12:00 p.m., New York City time, on the date on which it is due, and except to the extent that JPMorgan proceeds to realize upon the Collateral and to apply the proceeds of such realization to any obligation of Counterparty hereunder and under the Agreement (other than via a Self-Delivery as provided in Section 3(f) hereof), JPMorgan may elect, at its option, for Counterparty to deliver to JPMorgan in lieu of any payment of such Counterparty Payment Amount a number of Shares (or, if the Shares have been converted into other securities or property in connection with an Extraordinary Event (“Converted Property”), a number or amount of such securities or property) with a value equal to such Counterparty Payment Amount, as determined by the Calculation Agent, in which case the provisions set forth in Section 3(f) hereof shall apply. Notwithstanding any provision of the Agreement, the Equity Definitions or this Master Confirmation to the contrary, in determining any amount payable upon the occurrence of an Early Termination Date or a cancellation or termination of the Transactions pursuant to Article 12 of the Equity Definitions, JPMorgan, in its good faith, commercially reasonable discretion, may specify that the party determining such amount shall use a risk bid price or a closing price, volume-weighted average price or other market price for the Shares determined by the Calculation Agent over a period reasonably determined by the Calculation Agent.

(j)  Qualified Financial Contract. The parties hereto acknowledge and agree that (i) to the extent that prior to the date hereof both parties have adhered to the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”), the

terms of the Protocol are incorporated into and form a part of the Agreement, and for such purposes the Agreement shall be deemed a Protocol Covered Agreement, JPMorgan shall be deemed a Regulated Entity and Counterparty shall be deemed an Adhering Party; (ii) to the extent that prior to the date hereof the parties hereto have executed a separate agreement the effect of which is to amend the qualified financial contracts between them to conform with the requirements of the QFC Stay Rules (the “Bilateral Agreement”), the terms of the Bilateral Agreement are incorporated into and form a part of the Agreement, and for such purposes the Agreement shall be deemed a Covered Agreement, JPMorgan shall be deemed a Covered Entity and Counterparty shall be deemed a Counterparty or Counterparty Entity, as the case may be; or (iii) if clause (i) and clause (ii) do not apply, the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (currently available on the 2018 ISDA U.S. Resolution Stay Protocol page at www.isda.org and, a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of the Agreement, and for such purposes the Agreement shall be deemed a “Covered Agreement,” JPMorgan shall be deemed a “Covered Entity” and Counterparty shall be deemed a “Counterparty Entity” (provided, however, that where Counterparty is a natural person, any reference inapplicable to natural persons, including but not limited to jurisdiction of incorporation or organizational documents, shall be disregarded). In the event that, after the date of the Agreement, both parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this paragraph. In the event of any inconsistencies between the Agreement and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “the Agreement” include any related credit enhancements entered into between the parties or provided by one to the other. For purposes of this paragraph, references to “this Agreement” also include any confirmation entered into between the parties prior to the date hereof and any related credit enhancements entered into between the parties or provided by one to the other. In addition, the parties agree that the terms of this paragraph shall be incorporated into any related covered affiliate credit enhancements, with all references to JPMorgan replaced by references to the covered affiliate support provider.

“QFC Stay Rules” means the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the FDIC under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.

(k)  Agreements regarding Trade Notifications.

(i)  Counterparty accepts and agrees to be bound by the contractual terms and conditions as set forth in the related Supplemental Confirmation and any Trade Notification for each Transaction hereunder, absent manifest error. Upon receipt of any Trade Notification, Counterparty shall promptly execute and return such Trade Notification to JPMorgan; provided that Counterparty’s failure to so execute and return such Trade Notification shall not affect the binding nature of such Trade Notification, and the terms set forth therein shall be binding on Counterparty to the same extent, and with the same force and effect, as if Counterparty had executed a written version of such Trade Notification.

(ii)  Counterparty and JPMorgan agree and acknowledge that (A) the Transactions contemplated by this Master Confirmation will be entered into in reliance on the fact that this Master Confirmation, the Supplemental Confirmations thereto and any related Trade Notification form a single agreement between Counterparty and JPMorgan, and JPMorgan would not otherwise enter into such Transactions, (B) this Master Confirmation, together with each Supplemental Confirmation and any related Trade Notification, is a “qualified financial contract”, as such term is defined in Section 5-701(b)(2) of the General Obligations Law of New York (the “General Obligations Law”); (C) the Supplemental Confirmation and any related Trade Notification, regardless of whether transmitted electronically or otherwise, constitutes a “confirmation in writing sufficient to indicate that a contract has been made between the parties” hereto, as set forth in Section 5-701(b)(3)(b) of the General Obligations Law; and (D) this Master Confirmation and each Supplemental Confirmation constitute a prior “written contract”, as set forth in Section 5-701(b)(1)(b) of the General Obligations Law, and each party hereto intends and agrees to be bound by this Master Confirmation and such Supplemental Confirmation.

(iii)  Counterparty and JPMorgan further agree and acknowledge that this Master Confirmation together with the Supplemental Confirmations thereto and any related Trade Notifications thereto constitutes a contract “for the sale or purchase of a security”, as set forth in Section 8-113 of the Uniform Commercial Code of New York.

(l)   New York Branch. JPMorgan is entering into the Agreement and this Master Confirmation, each Supplemental Confirmation and the related Pricing Notice through its New York branch. Notwithstanding the foregoing, JPMorgan represents to Counterparty that the obligations of JPMorgan are the same as if it had entered into the Agreement and this Master Confirmation, each Supplemental Confirmation and such Pricing Notice through its head or home office in Ohio.

(m)  Amendment or Waiver. Any provision of this Master Confirmation may be waived if, and only if, such waiver is in writing and signed by the party against whom the waiver is to be effective.

(n)  Waiver of Jury Trial. EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING RELATING TO ANY TRANSACTION HEREUNDER. EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH A SUIT, ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO EACH TRANSACTION HEREUNDER, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS PROVIDED HEREIN.

(o)  Choice of Law. This Master Confirmation shall in all respects be construed in accordance with and governed by the laws of the State of New York (without reference to choice of law doctrine); provided that as to Pledged Items located in any jurisdiction other than the State of New York, the Collateral Agent on behalf of Secured Party shall have, in addition to any rights under the laws of the State of New York, all of the rights to which a secured party is entitled under the laws of such other jurisdiction. The parties hereto hereby agree that the Collateral Agent’s jurisdiction (within the meaning of Section 8-110(e) of the UCC) insofar as it acts as a securities intermediary hereunder or in respect hereof, is the State of New York. As permitted by Article 4 of the Convention on the Law Applicable to Certain Rights in Respect of Securities Held with an Intermediary (the “Hague Convention”), the parties hereto expressly agree that the law of the State of New York shall govern the account in which any Collateral is held at the Collateral Agent and the issues specified in Article 2(1) of the Hague Convention. The provisions of the immediately preceding sentence shall be construed as an amendment to any account agreement governing the account in which any Collateral is held at the Collateral Agent.

(p)  Agreements and Acknowledgments Regarding Hedging. Counterparty understands, acknowledges and agrees, in respect of each Transaction hereunder, that:

(i)  At any time on and prior to the Valuation Date for the final Component, JPMorgan and its affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative transactions in order to adjust its hedge position with respect to such Transaction;

(ii)  JPMorgan and its affiliates also may be active in the market for Shares or other securities or options or futures contracts or swaps or other derivative transactions relating to the Shares other than in connection with hedging activities in relation to such Transaction;

(iii)  JPMorgan shall make its own determination as to whether, when or in what manner any hedging or market activities in relation to such Transaction hereunder shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to such Transaction; and

(iv)  Any market activities of JPMorgan and its affiliates with respect to such Transaction may affect the market price and volatility of Shares, as well as the Settlement Price, each in a manner that may be adverse to Counterparty.

(q)  Tax Matters.

(i)	Tax Representations. For the purpose of Section 3(f) of the Agreement:

(1)  JPMorgan makes the following representation: JPMorgan is a “U.S. person” (as that term is used in Section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes and an exempt recipient under Treasury Regulations Section 1.6049-4(c)(1)(ii).

(2)	Counterparty makes the following representations:

(A)	Counterparty is treated as an entity disregarded as separate from its owner for U.S. federal income tax purposes.

(B)	Its beneficial owner is a “U.S. person” (as that term is used in Section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes.

(ii)  Withholding Tax Imposed on Payments to Non-US Counterparties under the United States Foreign Account Tax Compliance Provisions of the HIRE Act. “Indemnifiable Tax”, as defined in Section 14 of the Agreement, shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

(iii)  Section 871(m). “Indemnifiable Tax”, as defined in Section 14 of the Agreement, shall not include any tax imposed on payments treated as dividends from sources within the United States under Section 871(m) of the Code or any regulations issued thereunder. For the avoidance of doubt, any such tax imposed under Section 871(m) of the Code is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.

(iv)  Tax Documentation. For the purpose of Section 4(a)(i) of the Agreement: JPMorgan shall provide to Counterparty a valid U.S. Internal Revenue Service Form W-9, or any successor thereto, (i) upon execution and delivery of this Master Confirmation, (ii) promptly upon reasonable demand by Counterparty, and (iii) promptly upon learning that any such tax form previously provided by JPMorgan has become obsolete or incorrect. Counterparty shall provide to JPMorgan a valid U.S. Internal Revenue Service Form W-9, or any successor thereto, (i) upon execution and delivery of this Master Confirmation, (ii) promptly upon reasonable demand by JPMorgan, and (iii) promptly upon learning that any such tax form previously provided by Counterparty has become obsolete or incorrect.

(r)  Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard forms of telecommunication or electronic mail.

(i)  Notices to Counterparty shall be directed as follows:

To:

MJH Partners III LLC

404 Washington Ave, PH 810

Miami Beach, FL 33139

Telephone: [_____]

E-mail:  [_____]

(ii)  Address for notices or communications to JPMorgan:

JPMorgan Chase Bank, National Association

383 Madison Avenue

New York, New York 10179

Attn:	Strategic Equity Solutions

Email:	[____]

With a copy to: Private Banking Group

Email:	[____]

(iii)  Notices to the Collateral Agent shall be directed to it at:

To:

JPMorgan Chase Bank, National Association

Address:

70 Park Avenue, Floor 17

New York, NY 10017-2014

Attention:	[_____]

Telephone No.:	[____]

(s)  Account for payments to JPMorgan: To be separately advised.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Master Confirmation enclosed for that purpose and returning it to JPMorgan.

Very truly yours,

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

Confirmed as of the
date first above written:

MJH PARTNERS III LLC

By:
	Name:	Joshua Harris
	Title:	President

EXHIBIT A

FORM OF Supplemental CONFIRMATION

[Date]

MJH Partners III LLC

404 Washington Ave, PH 810

Miami Beach, FL 33139

Attention: [_________]

Tel: [_________]

Email: [_________]

Re:

Delayed Draw Variable Share Forward Transaction

Transaction Ref:

[_________].

The purpose of this communication is to set forth certain terms and conditions of the above-referenced Transaction entered into on the Trade Date specified below (the “Transaction”). This confirmation is a Supplemental Confirmation within the meaning of the Master Confirmation for forward transactions dated as of May 31, 2023, as amended and supplemented from time to time (the “Master Confirmation”), among MJH Partners III LLC (“Counterparty”), JPMorgan Chase Bank, National Association (“JPMorgan”), and JPMorgan Chase Bank, National Association, as collateral agent (the “Collateral Agent”). Capitalized terms used herein have the meanings set forth in the Master Confirmation.

For all purposes under the Master Confirmation, the terms of the Transaction to which this Supplemental Confirmation relates shall be as follows:

Trade Date:	[_____ __, 20__]
Number of Components:	[●]
[Initial Hedging Period Start Date:	[_____ __, 20__]
Cutoff Date:	[_____ __, 20__]][1]
Number of Transaction Shares:	[●]
[Initial Share Price:	USD [●]][2]
Forward Floor Percentage:	[●]%
Forward Cap Percentage:	[●]%
[Forward Floor Price:	USD [●]
Forward Cap Price:	USD [●]
Initial Prepayment Date:	[_____ __, 20__]

1 Insert if the Initial Hedging Period is applicable.

2 Insert if the Initial Hedging Period is not applicable.

Exhibit A – 1

Final Prepayment Date:	[_____ __, 20__]][3]
Ordinary Dividend Amount:	USD [___] per Share for any regular quarterly dividend period of the Issuer.
Initial Stock Loan Rate:	[__] basis points per annum.
Maximum Stock Loan Rate:	[___] basis points per annum.
Office (in respect of JPMorgan):	[●]

[For each Component of the Transaction, the Number of Shares and the Scheduled Valuation Date are set forth below:

Component Number	Number of Shares	Component Forward Amount	Scheduled Valuation Date
1.			[ ], 20__
2.			[ ], 20__
3.			[ ], 20__
4.			[ ], 20__
5.			[ ], 20__
6.			[ ], 20__
7.			[ ], 20__
8.			[ ], 20__
9.			[ ], 20__
10.			[ ], 20__
11.			[ ], 20__
12.			[ ], 20__
13.			[ ], 20__
14.			[ ], 20__
15.			[ ], 20__
16.			[ ], 20__
17.			[ ], 20__
18.			[ ], 20__
19.			[ ], 20__
20.			[ ], 20__
21.			[ ], 20__
22.			[ ], 20__
23.			[ ], 20__
24.			[ ], 20__
25.			[ ], 20__
26.			[ ], 20__
27.			[ ], 20__
28.			[ ], 20__
29.			[ ], 20__
30.			[ ], 20__
31.			[ ], 20__
32.			[ ], 20__
33.			[ ], 20__
34.			[ ], 20__
35.			[ ], 20__
36.			[ ], 20__
37.			[ ], 20__
38.			[ ], 20__

3 Insert if the Initial Hedging Period is not applicable.

Exhibit A – 2

39.	[ ], 20__
40.	[ ], 20__

]4

4 Insert if the Initial Hedging Period is not applicable.

Exhibit A – 3

Please confirm by signing below that the foregoing correctly sets forth the terms of the agreement between JPMorgan and Counterparty with respect to the particular Transaction to which this Supplemental Confirmation relates and return it to us.

Very truly yours,
JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

Acknowledged and Confirmed:

MJH PARTNERS III LLC

By:
	Name:	Joshua Harris
	Title:	President

Exhibit A – 4

EXHIBIT B

FORM OF TRADE NOTIFICATION

[Date]

MJH Partners III LLC

404 Washington Ave, PH 810

Miami Beach, FL 33139

Attention: [_________]

Tel: [_________]

Email: [_________]

Re:

Delayed Draw Variable Share Forward Transaction

Transaction Ref:

[_________]

The purpose of this communication is to confirm certain terms and conditions of the above-referenced Transaction entered into on the Trade Date specified below (the “Transaction”). This communication is a Trade Notification within the meaning of the Master Confirmation for a delayed draw variable share forward transaction dated as of May 31, 2023, as amended and supplemented from time to time (the “Master Confirmation”), among MJH Partners III LLC (“Counterparty”), JPMorgan Chase Bank, National Association (“JPMorgan”), and JPMorgan Chase Bank, National Association, as collateral agent (the “Collateral Agent”), as supplemented by the Supplemental Confirmation thereunder, dated as of [_____ __, 20__], as amended and supplemented from time to time, among Counterparty, JPMorgan and the Collateral Agent. Capitalized terms used herein have the meanings set forth in the Master Confirmation.

For all purposes under the Master Confirmation, the terms of the Transaction to which this Trade Notification relates shall be as follows:

Trade Date:	[_____ __, 20__]
Hedge Completion Date:	[_____ __, 20__]
[Number of Transaction Shares:	[________]][5]
Initial Share Price:	USD [●]
Forward Floor Price:	USD [●]
Forward Cap Price:	USD [●]
Initial Prepayment Date:	[_____ __, 20__]
Final Prepayment Date:	[_____ __, 20__]

For each Component of the Transaction, the Number of Shares and Scheduled Valuation Date are set forth below.

Component Number	Number of Shares	Component Forward Amount	Scheduled Valuation Date
1.			[ ], 20__
2.			[ ], 20__
3.			[ ], 20__

5 Insert if different from the Supplemental Confirmation.

Exhibit B – 1

4.	[ ], 20__
5.	[ ], 20__
6.	[ ], 20__
7.	[ ], 20__
8.	[ ], 20__
9.	[ ], 20__
10.	[ ], 20__
11.	[ ], 20__
12.	[ ], 20__
13.	[ ], 20__
14.	[ ], 20__
15.	[ ], 20__
16.	[ ], 20__
17.	[ ], 20__
18.	[ ], 20__
19.	[ ], 20__
20.	[ ], 20__
21.	[ ], 20__
22.	[ ], 20__
23.	[ ], 20__
24.	[ ], 20__
25.	[ ], 20__
26.	[ ], 20__
27.	[ ], 20__
28.	[ ], 20__
29.	[ ], 20__
30.	[ ], 20__
31.	[ ], 20__
32.	[ ], 20__
33.	[ ], 20__
34.	[ ], 20__
35.	[ ], 20__
36.	[ ], 20__
37.	[ ], 20__
38.	[ ], 20__
39.	[ ], 20__
40.	[ ], 20__

Exhibit B – 2

Very truly yours,
JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

Acknowledged and Confirmed:

MJH PARTNERS III LLC

By:
	Name:	Joshua Harris
	Title:	President

Exhibit B – 3

EXHIBIT C

CERTIFICATE FOR ADDITIONAL COLLATERAL

The undersigned, an Authorized Officer of MJH Partners III LLC (“Counterparty”), hereby certifies, pursuant to Section 3(d)(i) of the Master Confirmation, dated as of May 31, 2023, among Counterparty, JPMorgan Chase Bank, National Association, and JPMorgan Chase Bank, National Association, as Collateral Agent (the “Confirmation”; terms defined in the Confirmation being used herein as defined therein), that:

1.  Counterparty is delivering, or causing to be delivered in accordance with Section 3(d)(i) of the Master Confirmation, the following securities (or security entitlements in respect thereof) to the Collateral Agent to be held by the Collateral Agent as additional Collateral (the “Additional Collateral”):

2.  Counterparty hereby represents and warrants to the Collateral Agent that the Additional Collateral is Eligible Collateral and that the representations and warranties contained in Section 2(f)(vi) of the Master Confirmation are true and correct with respect to the Additional Collateral on and as of the date hereof.

This Certificate may be relied upon by JPMorgan as fully and to the same extent as if this Certificate had been specifically addressed to JPMorgan.

IN WITNESS WHEREOF, the undersigned has executed this Certificate this ___ day of __________, 20__.

By:
Name:
Title:

Exhibit C – 1

EXHIBIT D

FORM OF PREPAYMENT REQUEST

JPMorgan Chase Bank, National Association

383 Madison Avenue

New York, New York 10179

Attn:

Strategic Equity Solutions

Email:

[_____]

Re:

Delayed Draw Variable Share Forward Transaction

Transaction Ref:

[_________]

The undersigned, an Authorized Officer of MJH Partners III LLC (“Counterparty”), hereby requests, pursuant to the Master Confirmation, dated as of May 31, 2023, among Counterparty, JPMorgan Chase Bank, National Association (“JPMorgan”), and JPMorgan Chase Bank, National Association, as Collateral Agent (the “Master Confirmation”), as supplemented by the Supplemental Confirmation thereunder, dated as of [_____ __, 20__], as amended and supplemented from time to time, among Counterparty, JPMorgan and the Collateral Agent (the “Supplemental Confirmation” and, together with the Master Confirmation, the “Confirmation”; terms defined in the Confirmation being used herein as defined therein), that JPMorgan deliver to Counterparty the Component Prepayment Amounts in connection with the following Components of the above-referenced Transaction, on the Component Prepayment Date for each such Component as set forth in the table below:

Component Number	Scheduled Valuation Date	Component Prepayment Date
[ ]	[ ], 20__	[ ], 20__
[ ]	[ ], 20__	[ ], 20__
[ ]	[ ], 20__	[ ], 20__

IN WITNESS WHEREOF, the undersigned has executed this Prepayment Request this ___ day of __________, 20__.

By:
	Name:	Joshua Harris
	Title:	President

Exhibit D – 1

EXHIBIT E

FORM OF ACKNOWLEDGEMENT OF PREPAYMENT REQUEST

MJH Partners III LLC

404 Washington Ave, PH 810

Miami Beach, FL 33139

Attention: [_________]

Tel: [_________]

Email: [_________]

Re:

Delayed Draw Variable Share Forward Transaction

Transaction Ref:

[_________]

In connection with the Master Confirmation, dated as of May 31, 2023, among MJH Partners III LLC (“Counterparty”), JPMorgan Chase Bank, National Association (“JPMorgan”), and JPMorgan Chase Bank, National Association, as Collateral Agent (the “Confirmation”), as supplemented by the Supplemental Confirmation thereunder, dated as of [_____ __, 20__], as amended and supplemented from time to time, among Counterparty, JPMorgan and the Collateral Agent (the “Supplemental Confirmation” and, together with the Master Confirmation, the “Confirmation”; terms defined in the Confirmation being used herein as defined therein), JPMorgan confirms receipt of the Prepayment Request, dated as of [ ], 20[ ], from Counterparty in connection with the above-referenced Transaction (the “Prepayment Request”). The Component Prepayment Amounts for each Component specified in the Prepayment Request will be as set forth below:

Component Number	Scheduled Valuation Date	Component Prepayment Amount
[ ]	[ ], 20__	USD [ ]
[ ]	[ ], 20__	USD [ ]
[ ]	[ ], 20__	USD [ ]

Very truly yours,
JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

Exhibit E – 1